UNIT PURCHASE AGREEMENT

                          by and among

                   INTERLINE HYDROCARBON INC.

                               and
         TRANSPACIFIC INDUSTRIES PTY LTD ACN 010 745 383







            Date of Agreement:  August 24, 1996

                  UNIT PURCHASE AGREEMENT

     This Unit Purchase Agreement (the "Agreement") is dated August 24, 1996 and is by and between the following
Parties:

          Interline:     INTERLINE HYDROCARBON INC.
                         a Wyoming corporation
                         350 West A Street,  Suite 204
                         Casper, Wyoming  82601
                          U.S.A.

          Purchaser:     TRANSPACIFIC INDUSTRIES PTY LTD
                         ACN 010 745 383
                         10TH Floor Toowong
                         Tower 9 Sherwood Rd.
                         Toowong, Queensland
                         Australia


                            RECITALS

     WHEREAS, Purchaser recognizes and acknowledges that Interline possesses substantial and valuable technology, expertise, know-how, information, trade secrets, patent rights and intellectual property relating to the processing of Used Oil and the manufacture and operation of equipment for the processing of Used Oil;

     WHEREAS, Purchaser desires to purchase from Interline a Unit for processing Used Oil to produce Finished Products, as defined below;

     WHEREAS, Interline is willing to construct the Unit and sell the Unit to Purchaser under the terms and conditions of this Agreement; and

     WHEREAS, Purchaser and Interline have entered into a License Agreement dated August 24, 1996.

     NOW, THEREFORE, the Parties agree as follows:

                  SECTION 1  -  INTRODUCTION

   1.1  The Unit.   The "Unit" and "Battery Unit" shall mean
the unit (including equipment and instrumentation) constructed and assembled by Interline for Purchaser and sold to Purchaser under this Agreement. A description of the Unit and Specifications for the Unit are set forth in Exhibits A and B attached hereto. The Unit is for processing Used Oil. Interline Technology is utilized in the construction and operation of the Unit.

     1.2  Oil.   "Oil" shall mean any oil refined from crude
oil. Oil may contain additives to improve its lubrication, wear, oxidation, corrosion, and/or other characteristics.

     1.3  Used Oil.   "Used Oil" shall mean any Oil that has
been used for its intended purpose and as a result of such use has been contaminated by physical and/or chemical impurities.

   1.4 First Phase Process Equipment. "First Phase Process Equipment" shall mean the equipment and apparatus of the Unit used to process Used Oil to the point that First Phase Material is recovered from the Used Oil and is made ready for sale or use as a Finished Product or is made ready for distillation (or other separation means) for recovery of Base Oil, Diesel, Gasoline and Other Finished Products. First Phase Process Equipment includes MP-FP Vessels, oil/propane separator equipment, propane recovery equipment, residuum/water separator equipment and asphalt blending vessels, together with the associated pumps, piping, and control instrumentation. First Phase Process Equipment includes the equipment and apparatus which prepares First Phase Material for further processing to recover Base Oil, Diesel, Gasoline and Other Finished Products, but does not include distillation columns or other separation means for recovering Finished Products from the First Phase Material.

     1.5 MP-FP Vessels. "MP-FP Vessels" shall mean the vessels used in the operation of the Unit for solvent extraction. Used Oil is introduced into the MP-FP Vessels, combined with a carrier, and subjected to solvent extraction processing utilizing Disclosed Information.

     1.6 Finished Products. "Finished Products" are described below:

          When Used Oil is processed by the Unit in accordance with Interline's instructions, "Residuum" and "First Phase
Material" will result.  This is accomplished in MP-FP Vessels.
The Residuum is a "Finished Product" that may be sold or used.
The First Phase Material may be sold or used as a Finished
Product or may be further processed by distillation or other means to recover other Finished Products, such as Base Oil, Gasoline and Diesel.
          (a) "Residuum" shall mean the colloidal material separated from lighter Used Oil fractions through the processing of Used Oil by the Unit. The bottoms recovered from the further processing of First Phase Material may be combined with (and thus become part of) the Residuum.
          (b)  "First Phase Material" shall mean the
hydrocarbon material other than Residuum which results from the solvent extraction processing of Used Oil through the use of the Unit.
          (c) "Base Oil" shall mean the base oil recovered by the Unit from Used Oil. Base Oil is derived from the distillation of First Phase Material. Such distillation process can segregate the Base Oil from the Gasoline and Diesel fractions and the bottoms.
          (d) "Diesel" shall mean the fraction commonly referred to as diesel that is recovered by the Unit from Used
Oil.  Diesel can be derived from the distillation of First
Phase Material.
          (e) "Gasoline" shall mean the fraction commonly referred to as gasoline that is recovered by the Unit from Used
Oil.  Gasoline can be derived from the flashing of First Phase
Material.
          (f) "Finished Products" shall mean all commercially marketable products produced as a result of processing Used Oil by any process, equipment or apparatus of the Unit. Finished
Products include, but are not necessarily limited to, First
Phase Material, Diesel, Gasoline, Base Oil, and Residuum.
Finished Products other than First Phase Material, Diesel,
Gasoline, Base Oil, and Residuum, are sometimes referred to in this Agreement as "other Finished Products."

     1.7 Disclosed Information. "Disclosed Information" is defined in the License Agreement.

     1.8 Proprietary Information. "Proprietary Information" is defined in the License Agreement.

     1.9 Proprietary Materials. "Proprietary Materials" is defined in the License Agreement.

     1.10 Licensed Patents. "Licensed Patents" is defined in the License Agreement.

     1.11 Licensed Technology and Interline Technology.
"Licensed Technology" and "Interline Technology" are defined in the License Agreement.

     1.12 Interline's facilities. Any reference in this Agreement to Interline's facilities or offices shall also mean and include the facilities and offices of Interline's affiliated corporations, including Gagon Brothers Mechanical
Contractors, Inc.

     1.13 Licensed Field.  "Licensed Field" is defined in the
License Agreement.

     1.14 Territory.  The "Territory" is defined in the License
Agreement.

     1.15 Litres. Any reference in this Agreement to "litre" or "litres" shall mean the basic unit of capacity in the metric system, equal to 1 cubic decimeter or 61.025 cubic inches
(3.784 litres per U.S. Gallon).

     1.16 Specifications. The "Specifications" shall mean the descriptions of the Unit set forth in Exhibit A and the specifications set forth in Exhibit B.

     1.17 Unit Site. "Unit Site" shall mean the site in the Territory selected by Purchaser for the location and operation of the Unit. The Unit Site must be in the Territory.

     1.19 License Agreement. The "License Agreement" shall mean the License Agreement dated August 24, 1996 by and between Interline Hydrocarbon, Inc. and Industries Pty Ltd ACN 010 745
383.


        SECTION 2  -  MANUFACTURE AND PURCHASE OF UNIT

     2.1 Manufacture of Unit. Interline shall manufacture a single Unit for Purchaser. A summary description of the Unit to be manufactured is set forth in Exhibit A. Interline's manufacturing duties include the following:

          1. Process engineering and design for battery limits.
          2. Procurement and fabrication within battery limits.
          3.   Battery limit control instrumentation.
          4. Supervision of battery unit assembly and installation (six weeks only).
          5. Battery equipment layout, and bolt arrangement details.
          6. Supervision of battery unit start-up (three weeks only).
          7. Training and schooling of owner operators for two weeks at Interline. Travel and accommodations not included (Purchaser must pay).
          8. Supply material only of Motor Control Center (MCC) and Uninterrupted Power Supply (UPS). This does not include power wiring from MCC to motors.
          9.   Cooling tower and related pump skid.
          10. Heater (furnace), Vessel V-200 and related pump skid.
          11.  Flare with control panel and related pump skid.
          12.  Exchanger and pump skids within battery.
          13. ASME Section VIII Pressure Vessels within battery.
          14. Connecting pipe spools between skids, vessels and pipe rack within battery. Does not include connecting pipe between heater, V-200 and pump skid; between cooling tower and pump skid; between flare and pump skid.
          15. Electrical and Instrumentation wiring from equipment to panel or skid connection points on skid.
          16. Pipe insulation for skids, not including connection spools.
          17. Heat tracing of skid piping when climate dictates, not including connection spools.
          18.  Painting of exposed metal surfaces, not
including skid connection spools.
          19.  Ladders and Platforms for all related vessels.
          20.  Vessel packing and internals.  Materials only.
          21.  Structural pipe rack within battery limit.
          22.  Computer/Program Logic Controls and Man Machine
Interface system.
          23. Supervision of connections to battery of Purchaser furnished pipe and electrical lines.
          24.  Operating and Maintenance Manuals for Battery
Equipment (2 sets).
          25. One-time visit by Heater Technician (5 days maximum).
          26.  Tower T-505 and related systems.
          27. Clay treatment and related system to treat one cut of oil from the distillation column.

Purchaser shall promptly provide all information and guidance needed by Interline in order to design and manufacture the Unit to meet all applicable laws, ordinances, codes, regulations and other requirements in the Territory.

     2.2 Design Capacity. The "Design Capacity" of the Unit shall be 91,000 litres of Used Oil (and any other materials included in the charge to the Unit) processed per 24 hours of continuous operation.

     2.3 Purchase. Purchaser agrees to purchase the Unit from Interline and agrees to pay for the Unit in accordance with the terms, conditions and provisions of this Agreement.

     2.4 Title. Title to each component of the Unit will pass to Purchaser after Interline has received payment from Purchaser for such component. Purchaser shall have no right or power to sell, lease or encumber any component of the Unit until after title to the component passes to Purchaser (and even after passage of title, Section 9 shall continue to govern). The occurrence before title passes to Purchaser of any event which creates in any other person any rights with respect to the Unit component, shall entitle Interline to immediate and summary possession of the Unit.

     2.5 Risk of Loss. Risk of loss, with respect to the Unit, shall shift to Purchaser when the Unit is delivered to Purchaser under Paragraph 4.2, or otherwise comes into the possession or control of Purchaser or their designee, or a carrier for transit to Purchaser, whichever occurs first.

     2.6 Timetable. The Parties shall cooperate with each other and exercise their best reasonable efforts to meet the Timetable set forth in Exhibit C.

     2.7 Engineering and Instrumentation. In addition to supplying the Unit, Interline will supply the following:

          a. Process engineering and design for the process described in Exhibit A.
          b. Design, installation and testing of Unit control instrumentation.
     2.8 Weights, Measurements, Etc. All references to weights, measurements, volumes, capacity and amounts, shall be definitions applied pursuant to the laws and standards of the United States of America. To the extent the Parties agree in writing and for a mutually agreeable fee, Interline may convert weights, measurements, volumes, capacity and amounts to the laws and standards of Australia.


            SECTION 3  -  TRAINING AND CONSULTATION

     3.1 Initial Training. Purchaser shall receive five days of "Initial Training" at Interline's facilities in Sandy, Utah, U.S.A. Initial Training shall be conducted on a Monday through Friday week reasonably designated by Interline. Initial Training shall provide instruction with respect to the operation and use of the Unit. Interline's pilot plant, or some other appropriate Interline facility, will be used for Initial Training. Initial Training will be attended by not more than ten trainees designated by Purchaser. Each day of training shall be approximately 6 to 8 hours. The Initial Training shall address operation, maintenance and service of the Unit. Interline shall provide to the Purchaser staffing details and the qualifications and experience required for trainees suitable to undergo Initial Training. Such trainees must have education and experience in oil refining operations and maintenance. It is Purchaser's responsibility to employ trainees meeting these requirements for the Initial Training. Interline shall provide the Purchaser with written training guidelines and manuals to back up the Initial Training.

     3.2 Consultation. For one year beginning after successful completion of the Acceptance Test, Purchaser shall be entitled to and Interline shall provide consultation, for Battery Unit issues only, at no additional fee for up to 20 hours per month. Said hours are not cumulative and unused hours will not be carried forward or credited to other months. Consultation consists primarily of answers to questions or problems, and the research, study and other time relating to such questions or problems. Consultation is not to be used for training purposes. Consultation is subject to Interline's then-current consultation policies, limitations and procedures (a copy of which shall be provided to Purchaser on request). Consultation may be provided by telephone, fax, e-mail and other forms of communication. This Paragraph does not obligate
Interline to provide any consultation requiring travel.   All
telephone tolls and other expenses will be paid by Purchaser. Consultation after said year or in excess of the hourly limit is governed by Paragraph 3.3.

     3.3 Additional Consultation and Additional Training. If Purchaser desires additional consultation or additional training, such consultation and training will be available to Purchaser subject to the following:
          (a) Additional consultation and additional training will be available to Purchaser at such times and places as mutually agreed by Interline and Purchaser. Interline shall make its personnel available for such consultation and training.
          (b) Interline is entitled to receive its then-current fees, as established by Interline, for the consultation and training (details of which shall be provided to Purchaser on request, but are subject to change). The payments set forth in this Agreement only entitle Purchaser to the Initial Training and Consultation described in Paragraphs 3.1 and 3.2 above.
          (c) Consultation and training shall only be used by Purchaser for the purpose of operating the Unit in the Territory.
          (d) All information learned from consultation and training shall be subject to the provisions and restrictions of this Agreement and the License Agreement, including confidentiality and nonuse provisions.
          (e) Purchaser shall pay all expenses reasonably incurred by Interline and its personnel in connection with the consultation or training.
          (f) Interline may decline to provide consultation and training at any time after five years from the date of this Agreement or if Purchaser commits an unremedied breach of this Agreement.

     3.4 Expenses. Purchaser shall be responsible for any and all costs and expenses of its trainees and personnel incurred in connection with Initial Training, additional training, consultation under Paragraph 3.2, and/or additional consultation, including (without limitation) transportation, meals, accommodations, entertainment, compensation, etc. Purchaser shall also pay all expenses reasonably incurred by Interline and its personnel in connection with Initial Training, additional training, telephone consultation, and/or additional consultation.

     3.5 Purchaser's Personnel. Purchaser shall ensure that all of its trainees and other personnel and representatives who visit any of Interline's facilities shall comply with all safety and other policies, procedures and guidelines of Interline. Interline shall not be liable for, and Purchaser shall indemnify Interline and its directors, officers, employees, shareholders, agents and representative against, and hold them harmless from, any and all injuries, deaths, damages, liabilities, losses and claims incurred, caused or asserted by any of the trainees or any other personnel or representatives of Purchaser who visit Interline's facilities.


      SECTION 4  -  ACCEPTANCE, DELIVERY AND INSTALLATION

     4.1 Initial Acceptance. Before the Unit is delivered to Purchaser (see Paragraph 4.2), the Unit shall be inspected by a representative of Purchaser. It is understood that the Unit will be in an unassembled condition. It is the responsibility of Purchaser to report in writing to Interline the basis for any cause or reason for rejecting the Unit. The unassembled condition of the Unit shall not be a cause or reason for rejection. Notwithstanding the Delivery Date indicated in Exhibit C, Interline shall have no obligation to deliver the Unit until after the Certificate of Initial Acceptance has been executed. Purchaser shall promptly make its representative available for this inspection and purpose when Interline gives reasonable notice that the Unit is ready for inspection. In the event that the Unit is rejected by the Purchaser, Interline shall remedy any default (i.e., a nonconformance with the Specifications) to the reasonable satisfaction of the Purchaser, within a reasonable time of receiving the reasons for rejection.

     4.2 Delivery. Following Initial Acceptance, Interline shall deliver the Unit in a reasonably suitable condition for transportation to Purchaser at Interline's facilities in Sandy, Utah, U.S.A. and shall advise the Purchaser in writing of such delivery. Purchaser shall receive and accept the Unit at such location. Purchaser shall be responsible for transporting the Unit from Interline's facilities to the Unit Site in the Territory. Purchaser's responsibility includes packing and preparing the Unit for transportation and making all necessary arrangements for transportation, including the selection of a carrier. Purchaser shall be responsible for the costs and expenses (including insurance) of transporting the Unit from Interline's facilities to Purchaser and the Unit Site in the Territory. Purchaser is required to insure the shipments for their full value. It is understood that the Delivery Date (see Exhibit ture or by the need to remedy any problem that may cause a rejection of the Unit under Paragraph 4.1. If any problem is to be remedied, such remedy shall not be unreasonably delayed. Interline shall assist the Purchaser in arranging for suitable contractors to pack and transport the Unit.

     4.3 Installation and Start-Up of Unit. Interline shall supervise (for a six week period) the installation, erection, assembly, and start-up of the Unit at the Unit site in the Territory. Purchaser shall provide Interline and its personnel with access to and use of such facilities, power supplies, offices and other resources as are reasonably requested by Interline to facilitate installation, erection, assembly, and start-up. Purchaser shall also provide: (a) qualified and skilled personnel and labor to install, erect, assemble, and start-up the Unit in accordance with Interline's instructions, and (b) all lifting equipment and other equipment and machinery reasonably requested by Interline. If installation, erection, assembly, and/or start-up are delayed due to Purchaser's failure to promptly comply with Paragraph 5.1 or any other provision of this Agreement or due to any other fault or delay of Purchaser, Purchaser shall pay for the time of Interline's personnel during such delay at Interline's then-current fees for such personnel and for their expenses.

     4.4 Acceptance Test. After installation of the Unit at Purchaser's Site, Interline shall, with the assistance and participation of Purchaser's personnel, conduct an Acceptance Test in accordance with Exhibit D. The Acceptance Test will be deemed successful if the Specifications in Exhibit B are met. If any such Specifications are not met, Interline shall take, at its own cost such remedial action and/or provide such work-around solutions as it deems appropriate and Purchaser shall cooperate in the implementation of such remedial action and work-around solutions. This may include, without limitation, adjustments and corrections to the Unit, the addition or replacement of Unit equipment, and/or changes to the operation of the Unit or its operating parameters. Interline may repeat the Acceptance Test until it has been successfully completed. If after six months from the date of the first Acceptance Test, the Acceptance Test has still not been successfully completed, then Interline shall pay liquidated damages in accordance with Paragraph 8.2 and Exhibit E. The six month period will be extended as reasonably necessary if any malfunctions, problems or delays are caused by Unit equipment manufactured by third parties.

     4.5 Certificate of Final Acceptance. When the Acceptance Test has been successfully completed, Purchaser shall execute and deliver to Interline a Certificate of Final Acceptance accepting the Unit as installed at the Unit site in the Territory. It is the responsibility of Purchaser to report in writing to Interline any nonconformity of the Unit with the Specifications before executing the Certificate of Final Acceptance. If any such nonconformity is not reported in writing by Purchaser to Interline, then the Warranty of Paragraph 8.2 shall not apply to the nonconformity and Interline shall have no obligation or liability with respect thereto and shall pay no liquidated damages with respect thereto. Any and all warranties, representations and guarantees of Interline relating to the Unit and its obligations to manufacture, install, erect, assembly, and start-up the Unit shall be deemed to have been fully satisfied and met as soon as the Certificate of Final Acceptance is signed.

     4.6 Repeat of Acceptance Test. Purchaser may, at its option and expense, have the Acceptance Test repeated once at any time within six months after successful completion of the Acceptance Test under Paragraph 4.4. Such repeated Acceptance
Test shall be governed by Paragraphs 4.4 and 4.5 (including a second Certificate of Acceptance) subject to this Paragraph 4.6 which shall govern in the event of a conflict with Paragraph
4.4 or 4.5. Purchaser shall pay for all Interline personnel at their then-current rates plus expenses involved in the repeated
Acceptance Test (including the inspection referred to below).
Purchaser must perform all reasonable repairs, maintenance and replacements as may be needed to place the Unit into a condition at least as good as the condition of the Unit at the time of the first Acceptance Test. Interline personnel may inspect the Unit and designate needed repairs, maintenance and replacements prior to the repeated Acceptance Test. Liquidated damages are payable by Interline in accordance with Paragraphs
4.4 and 8.2 and Exhibit E. Under no circumstances shall the total of all liquidated damages under this Agreement exceed the limits specified in this Agreement (including Exhibit E). If the Unit has been changed or modified by any person other than Interline or Interline's personnel, then there shall be no repeated
Acceptance Test and this Paragraph 4.6 shall be of no effect.

          SECTION 5  -  RESPONSIBILITIES OF PURCHASER

     5.1 Site Preparation and other Responsibilities. At its sole cost and expense, Purchaser shall be responsible for the selection of the site for the Unit in the Territory (the "Unit Site") and for the preparation of the Unit Site for the installation of the Unit and for maintenance of said site and its environment. At its sole cost and expense, Purchaser shall be responsible for all tasks and items (including the procurement thereof) identified in the Infrastructure and Site Preparation Package which shall be provided by Interline to Purchaser after the site for the Unit has been selected by Purchaser and inspected by Interline, and for:

          (a)  Site Improvements and Requirements
               1. The procurement, installation & start-up of all equipment & resources needed to support the unit.
               2. Finished product, chargeoil, water, slop, asphalt and chemical storage.
               3.   All civil work, engineering, layout,
excavation for site.
               4. Building and facilities for control room, MCC, Office, Change, Maintenance Storage and Laboratory.
               5. All required Concrete and Containment req. tank farm, heater, cooling tower, chemical storage.
               6. Product, heat, transfer fluid, water and drain supply and return pipe lines.
               7.   Plant site selection, preparation and
topography survey.
               8. Any and all licenses, permits, fees, taxes or import duties.
               9. All site improvements to include support buildings.
               10.  Fencing (Temporary Construction and
permanent).
               11.  Bolt and Anchor embedments (accuracy to
design plus/minus 1/16").
               12. All electrical and instrumentation wiring from MCC to the battery skid connection points, storage facilities, cooling tower, flare, heater and any other electrical users.
               13.  Loading and unloading facility.
               14. All needed utilities (e.g., electricity, water, fuel, waste water disposal, etc.) and other infrastructure to the Site and Unit.

          (b) Required materials and labor to complete battery installation (not provided by Interline):

               1.   Wiring from Motor Control Center skid
connection points.
               2. Skid to skid; skid to vessel; skid to rack; electrical and instrumentation wiring.
               3.   Heat tracing connections between skids,
vessels and rack.
               4.   Engineering and design of foundation &
containment for battery limit area.
               5. Construction of foundation & containment area to indicate supports, bolts & anchor embedments (accuracy +/- 1/16").
               6. Piping, electrical and related items among and between the battery and the following:
                    a.   heater and heater pumps
                    b.   cooling tower and cooling tower pumps
                    c.   flare and flare pumps
                    d.   storage
                    e.   control room
               7.   Insulation of vessels and battery limit
skid connecting spools.
               8. Insulation maintenance blankets at owners discretion.
               9.   Installation of vessel ladders and
platforms provided by Interline.
               10.  Instrumentation Air Compressor and dryer
(minimum requirements to be specified by Interline).
               11.  Battery sump pump and drainage system.
               12.  Fire protection or deluge system as
               required. 13. Emergency shower and eye wash stations as required.
               14.  Caustic and acid treat systems.
               15.  Installation of vessel packing and
internals which are provided by Interline.
               16.  Painting of connecting spools and repairs
(touch-up).
               17. Dowtherm A. (require quantity provided by Interline once site layout is completed).
               18.  Propane (Approx. 13000 US Gal.).
               19. All consumables including but not limited to: Caustic, Acid, Nitrogen and Diesel.
               20.  Spare parts required for start-up &
continued operation.  (Recommendation provided by Interline).
               21. Material Handling equipment (see estimated material handling & labor list provided under (c) below).
               22.  Construction and start-up office for
Interline personnel.
               23.  Operation manual which is to include
Interline's Operating guidelines.
               24.  Flood lighting at battery limit corners.
               25.  3500 KVA Electrical power supplied at
appropriate requirement e.g. 460/415/380 Volt 50/60 Hz.
               26.  Main amp breaker and transformer to supply
Motor Control center.
               27.  Alarm printer and color printer (one each).
               28.  Audible Alarm System.
               29.  Hazardous Operations Analysis Review
(Interline will participate at applicable daily rates plus expenses).
               30.  Cooling tower water treatment.
             31.  Cooling tower support structure.
               32.  Water hose station required for
housekeeping, etc.
               33.  Waste water treatment.
               34.  Housing for Clay Treat System if required.

          (c) Estimated labor & material handling equipment required to assemble Battery Unit.

               Material handling equipment:

               a.   125 ton crane for a 1 day period with
                    operator.
               b.   60 ton crane for a 7 day period with
                    operator.
               c.   30 ton crane for a 6 week period with
                    operator.
               d. 10 ton forklift with extension boom for a 6 week period with operator.
               e. 2 ton flatbed truck, with driver, for a 6 week period.
               f.   1 each 300 AMP welding machine for a 6
week period for each welder.
               g.   2 each 60 foot manlift for a 6 week
period.
               h.   1 air compressor for 2 weeks (100 CFM).

               Trained, professional construction people with hand tools for 6 week Battery Set-Up:

               a.   8 each Certified Welders.
               b.   8 each Pipe Fitters.
               c.   4 each
Labor/Helper.
               d.   6 each
Electricians.
               e.   1 each Millwright for 1 week.
               f.   1 each Instrument Technician for 4
weeks.
               g.   1 each Instrument Technician for 2
weeks.
               h.   4 each Insulators for 5 weeks.
               i.   3 each Painters for 2 weeks.

Interline has no obligation to provide the following items unless and only to the extent they are specifically added and specified by Addendum (in writing and signed by both Parties) to this Agreement:

               1.   Insulation maintenance blankets.
               2.   Site Design and Engineering.
               3. Engineering support for permitting and site development.
               4.   Complete project management.
               5.   Total turn key project.
               6. End section on the MCC to supply the site electrical loads.

All personnel supplied by Purchaser must meet normal industry standards.

     5.2 Local Experts and Compliance with Laws. At its sole cost and expense, Purchaser shall obtain and procure the services of a local professional engineer and other experts and professionals as necessary who will ascertain and ensure that the design, installation, erection, assembly, start-up and operation of the Unit and the Unit Site comply with local, national, and all other applicable laws, codes, ordinances and regulations and will assist Purchaser in obtaining any and all required permits, licenses and approvals. The responsibility of complying with all applicable laws, ordinances, codes, regulations and the like and of obtaining all necessary permits, licenses and approvals shall rest solely with Purchaser.

     5.3 Raw Materials. At its sole cost and expense, Purchaser will supply all water, feedstock, chemicals, utilities and raw materials, in such quantity and quality and at such specifications provided by Interline as are required to operate the Unit and process Used Oil.

   5.4 Security and Safety. Purchaser shall be responsible for the security of the Unit and all Unit-related equipment, engineered items, materials and supplies delivered to the Unit Site. Purchaser shall take all reasonable steps to ensure the safety, health, and reasonable comfort of Interline personnel at the Unit Site. Interline personnel shall comply with all reasonable instructions of the Purchaser relating to security or safety.

     5.5 Costs and Expenses. In addition to any fees or charges under this Agreement, Purchaser shall pay for (or reimburse Interline for) any and all reasonable costs and expenses incurred by Interline and Interline personnel (other than the salaries and wages of Interline personnel) in connection with the installation, erection, assembly, and/or start-up of the Unit or any other services rendered at Purchaser's request. Transportation, meals, lodging and other accommodations for Interline personnel shall be consistent with reasonable business practice, and the safety, health and reasonable comfort of Interline personnel shall not be compromised.

     5.6 Interline Personnel. With respect to Interline personnel, the Parties agree as follows:

          (a) Travel. All travel shall be by commercial airline service via economy class and the most expeditious route available. All travel and lodging arrangements shall be made by Interline, but must be reasonable. Purchaser shall assist Interline at its request in making such arrangements.
          (b) Indemnification and Insurance. Interline shall have the right, but not the obligation, to obtain insurance (or extend the coverage of currently existing insurance) against all claims, costs, damages, injuries and expenses, of or to Interline personnel which may arise in connection with the performance of duties and obligations under this Agreement of Interline personnel whilst outside the United States of America and to charge Purchaser the reasonable costs or additional cost of such insurance.
          (c) Office, Secretarial and Communication Facilities and Services. Purchaser shall provide each of Interline's personnel at the Site with suitably furnished, lighted, heated and air conditioned office space, with suitable secretarial services, with suitable communication facilities (including facsimile and telephone) and with suitable space for storing tools and equipment. The cost of all communications (telephone, facsimile, telex, cable, etc.) made by Interline personnel within the scope of their duties while on assignment to Purchaser shall be paid by Purchaser.
          (d) Assistance to Interline personnel. Purchaser shall give reasonable assistance which Interline personnel may reasonably require for their health, safety, comfort, or well being or in order to perform Interline's obligations and duties under this Agreement.

     5.7 No Supervision or Management Services. Except for the supervision to be given under Paragraph 4.3 above, Interline and its personnel shall function merely as advisors and consultants, and Purchaser shall not (i) require or request that Interline or Interline personnel perform any supervisory or managerial duties, or (ii) rely upon Interline or Interline personnel for any supervisory or managerial services.


                     SECTION 6 - PAYMENTS

     6.1  Unit Purchase Price.  Purchaser shall pay to
Interline a Unit Purchase Price of Three Million Four Hundred
Thousand Dollars (US$ 3,400,000) as follows:

          Each amount specified in Exhibit F shall become due and payable by Purchaser to Interline at the times specified in Exhibit F. Each such payment shall be made by Purchaser to Interline within five days of invoice and shall be made by wire transfer to Interline's account in accordance with Interline's wire transfer instructions. Purchaser shall have the right to inspect and verify as reasonably necessary to confirm that each payment is due and payable, but this right shall not delay any payment to Interline, i.e., Purchaser may not delay payment because an inspection or verification has not been conducted or completed. Unless the inspection or verification reveals that the payment in question is not yet due and payable, it must be paid within five days of invoice.

     6.2 No Letter of Credit. Purchaser is not obligated under this Agreement to provide Interline with a Letter of Credit.

     6.3 Other Payments. For any other payments under this Agreement (for example, payments for additional consultation or additional training under Paragraph 3.3 and reimbursable expenses), Purchaser shall make payment to Interline within 30 days of receipt of Interline's invoice or written request for reimbursement. Each request for reimbursement will be accompanied by supporting documentation of the expenses for which reimbursement is requested.

     6.4 Interest. Any payments under this Agreement (including, without limitation, payments under Paragraphs 6.1 and 6.3 hereof) not made by Purchaser in full when due shall thereafter bear interest on the unpaid balance (including accrued but unpaid interest) at the rate of one and one-half percent (1.5%) per month or the highest rate allowed by applicable law, whichever is lower. Any interest payable to Interline may be subject to Australian Withholding Tax.

     6.5 United States Dollars. All references to "Dollars" or $ in this Agreement mean dollars of the United States of America. All payments to Interline by Purchaser under this Agreement shall be in lawful money of the United States of America.

     6.6 Taxes. All payments to Interline under this Agreement are in addition to and exclusive of all sales taxes, use taxes, other taxes, duties, imports, assessments and charges of any kind or description levied by any governmental authorities or agencies and payment for the same shall be the sole responsibility of Purchaser. Purchaser shall indemnify Interline and its directors, officers, employees, shareholders, agents and representatives against, and hold them harmless from, any and all liability which may be imposed on any of them arising out of Purchaser's failure to make such payments timely and in full. This Paragraph 6.6 shall not apply to any income tax imposed by the United States or the state of Wyoming on Interline.

     6.7 Termination and Repurchase. In the event that the License Agreement or the "License" thereunder is terminated, the Purchaser shall offer to sell the Unit back to Interline at the Repurchase Price and the following shall apply:
       (a) Exercise of Option to Repurchase. Interline may elect to purchase the entire Unit or only the First Phase Process
Equipment of the Unit. If Interline desires to exercise this repurchase option, Interline must give written notice to Purchaser not later than 60 days after the date of the termination of the License Agreement or the License. The notice will indicate if Interline is repurchasing the entire Unit or just the First Phase Process Equipment. Upon payment of the Repurchase Price to Purchaser, title to the Unit or the First Phase Process Equipment (whichever is applicable) will pass to Interline and Purchaser shall deliver the Unit or the First Phase
Process Equipment (whichever is applicable) to Interline.
       (b) Repurchase Price. The Repurchase Price shall be as follows:
            For the entire Unit:
        The Unit Purchase Price paid by Purchaser to Interline for the entire Unit minus 10% for each year after the date that the Unit is delivered to Purchaser. Partial years shall be pro rated. For example, if the Unit Purchase is $3,400,000 and the Unit is repurchased two and one-half years after delivery, then the Repurchase Price shall equal $3,400,000 minus $850,000 = $2,550,000.

          For the First Phase Process Equipment only:

          That portion of the Unit Purchase Price applicable to the First Phase Process Equipment paid by Purchaser to
Interline minus 10% for each year after the date that the Unit is delivered to Purchaser. Partial years shall be pro-rated.

            If at the time of repurchase, Purchaser owes any money to Interline, the amount owed may be applied by Interline to the Repurchase Price.

     (c) Option not Exercised. If Interline declines to exercise its option to repurchase the Unit, then Purchaser must discontinue all use and operation of the Unit. Purchaser may, however, dismantle and disassemble the Unit and sell its components provided that no Disclosed Information or Proprietary Information is transferred or disclosed. Purchaser shall first consult with Interline and shall take such steps as are requested by Interline to protect Disclosed Information and Proprietary Information. Interline may identify certain key components of Unit equipment and instrumentation that must not be sold or transferred by Purchaser.

     (d) Sale of Finished Products. Purchaser shall be free to sell at any time all Finished Products produced by Purchaser at the Unit prior to termination of the License Agreement or License.

   6.8 Delivery of Unit and Delivery Credit. The Unit will not be delivered to Purchaser (see Paragraph 4.2) until Interline's Utah Plant can process Used Oil feedstock at a rate of at least 77,000 litres per day on average over a period of 28 days or Purchaser becomes entitled to the "Delivery Credit" as provided below in this Paragraph 6.8. The "Utah Plant" means Interline's plant in Utah for processing Used Oil. The Utah Plant utilizes technology sublicensed to Purchaser under the License Agreement. The 28 day period shall be selected by Interline and Interline shall provide a production report for such period to Purchaser. If during the 28 day run, the operation of the Utah Plant is interrupted or adversely affected due to mechanical interruption or failure or due to any cause not the fault of Interline or its technology, then the run will be discontinued until the interruption, failure or cause has been cured or eliminated and the Utah Plant is restored to steady operation to Interline's reasonable satisfaction. At such time of restoration, the 28 day run shall resume and shall be extended in duration by the time of this delay to ensure a full 28 days of acceptable operation for the purpose of calculating the Used Oil feedstock rate. The time period during which operation of the Plant is interrupted or adversely affected as described above shall not be included in the 28 day period used to calculate the average rate at which Used Oil feedstock is processed. At any time after three months from the date that the Unit is ready for delivery to Purchaser under Paragraph 4.2 and if the Utah Plant has not satisfied the 77,000 litre per day average rate as described above, then Interline may credit Purchaser with the Delivery Credit and may deliver thllows:
     The total number of litres of Used Oil processed over the 28 day period shall be calculated and will be referred to herein as the "Total Number of Litres". [Note that if 77,000 litres of User Oil per day are processed over the 28 day period, then this Total Number of Litres will be 2,156,000 litres.] The Delivery Credit will be $15,000 for each full increment of 10,000 litres by which the actual Total Number of Litres is less than 2,156,000 litres. The amount of the Delivery Credit may be used by Purchaser as a credit against any payment to Interline under this Agreement or against any royalty or other payment under the License Agreement.

                    SECTION 7 - MAINTENANCE

   7.1 Manuals and Schedules. After Purchaser delivers to Interline the Certificate of Final Acceptance referred to in Paragraph 4.5, Interline shall provide to Purchaser Maintenance Manuals for the Unit in sufficient detail to allow qualified personnel to maintain the Unit in accordance with Interline's recommendations. These Manuals will be updated from time to time by Interline to the extent that any further maintenance requirements or recommendations are developed by Interline for the Unit following their issue. As Interline becomes aware of preventative maintenance procedures for the Unit, Interline will add them to these Manuals or will otherwise disclose them to Purchaser. Interline has no obligation under this Paragraph or any other provision of this Agreement with respect to improvements or changes made to the Unit by Purchaser or any person other than Interline.

     7.2 Interline Maintenance Agreement. This Agreement does not entitle Purchaser to any maintenance services other than as set out in Paragraph 7.1. Maintenance services from Interline are available through an Interline Maintenance Agreement, but only if such agreement is executed by Interline and Purchaser and the applicable fees for maintenance services are paid to Interline.

     7.3 Continuing Assistance. Interline shall also ensure the provision of the following to Purchaser:

          (a)  Training and Consultation for Purchaser's
               personnel as required in Section 3.
          (b)  Written training guidelines as required in
               Paragraph 3.1.
          (c) Spare parts list for the Unit for start-up and normal operation.


       SECTION 8 - WARRANTIES, INDEMNIFICATION, DISCLAIMER AND
                   LIMITATION ON LIABILITY

     8.1 Warranty - No Conflict. Each Party represents and warrants that it has the right and power to enter into this Agreement and that this Agreement is not contrary to any other agreement or obligation of the Party.

     8.2 Warranty - Unit. Interline warrants that if the Unit does not successfully complete at least one Acceptance Test under Section 4 over a seven day period at an average rate of 77,000 litres of Used Oil per 24 hour day, then Interline will pay liquidated damages in accordance with Exhibit E. This
Agreement defines the entire and only warranties, representations and guarantees of Interline with respect to the quality, properties, safety, characteristics, functionality, usefulness, merchantability, adequacy and suitability of the Unit and Disclosed Information. The warranties, representations and guarantees of Interline and Interline's obligations under Section 4, including any obligation to pay liquidated damages are subject to the following conditions:
(a) that Purchaser has complied with its obligations under this Agreement, (b) that Purchaser's operators of the Unit have completed training to the reasonable satisfaction of Interline and the Purchaser, (c) that a reasonable number (as determined by Interline) of preliminary runs have been conducted prior to Acceptance Testing, (d) that Acceptance Testing is conducted in a timely manner unless delayed due to the fault or delay of Interline, and (e) that the Unit has not been damaged or misused by anyone other than Interline after delivery to Purchaser. THE SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF ANY
SUCH WARRANTIES, REPRESENTATIONS OR GUARANTEES IS SET FORTH IN
THIS AGREEMENT.

     8.3 Warranty - Manufacturers. In addition to any other warranty provided under this Agreement, Interline agrees to assign to Purchaser, and hereby does assign to Purchaser, all manufacturers' and contractors' warranties relative to the Unit or Unit construction to the extent that they are assignable by Interline to Purchaser.

     8.4 Warranty - Infringement. Interline warrants that as of the date of this Agreement Interline has no actual knowledge that the Unit or any Disclosed Information to be used by Purchaser with the Unit infringes any patent, trade secret or copyright of a third party. There is no express or implied warranty of noninfringement except as expressly stated above in this Paragraph 8.4. It is the responsibility of Purchaser to conduct such patent searches and intellectual property investigations in Australia and elsewhere that Purchaser deems appropriate. The risk of patent and intellectual property infringement is borne by Purchaser.

     8.5 Disclaimer. INTERLINE MAKES NO REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS, IMPLIED OR BY OPERATION OF LAW, RELATING IN ANY WAY TO THE UNIT, DISCLOSED INFORMATION, LICENSED PATENTS, FINISHED PRODUCTS PRODUCED AT THE UNIT, TRAINING, CONSULTATION OR ANY OTHER MATTER RELATING TO THIS AGREEMENT OR THE LICENSE AGREEMENT, NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE LICENSE AGREEMENT. ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT ARE DISCLAIMED AND EXCLUDED BY INTERLINE.

     8.6 Limitation on Liability. IN NO EVENT SHALL INTERLINE BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN REASONABLY FORESEEABLE GENERAL DAMAGES. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF INTERLINE UNDER THIS AGREEMENT OR RELATING TO ITS SUBJECT MATTER EXCEED THE UNIT PURCHASE PRICE ACTUALLY RECEIVED BY INTERLINE UNDER THIS AGREEMENT. IN NO EVENT SHALL INTERLINE'S AGGREGATE LIABILITY FOR THE ACCEPTANCE TEST OR ANY FAILURE TO MEET SPECIFICATIONS EXCEED THE $500,000 LIQUIDATED DAMAGES AS SPECIFIED IN EXHIBIT E.

     8.7 Indemnification - By Purchaser. Purchaser shall indemnify Interline and its directors, officers, shareholders, employees and representatives against, and hold them harmless from, any and all claims, liabilities, demands, damages, expenses and losses arising out of any use, sale or other disposition of any Finished Products or other products produced at the Unit or arising out of operation of the Unit.

     8.8 Allocation of Risk. This Agreement defines and represents a mutually agreed upon allocation of risk between the Parties and the consideration given and received under this Agreement has been adjusted to reflect such allocation of risk.


                  SECTION 9 - CONFIDENTIALITY

     9.1 Acknowledgment. Purchaser acknowledges that it is obligated under Section 8 of the License Agreement.

     9.2 Protection of Unit. Purchaser acknowledges that the Unit and Software embody or include Proprietary Information and that to protect Proprietary Information the following restrictions are reasonable and necessary. Except as expressly authorized in writing by Interline, Purchaser shall not (a) reverse engineer the Unit, (b) create any drawings, diagrams, flow charts or other documents containing technical information about the Unit, (c) construct or assemble any facility, plant or processing equipment based on the Unit or any part thereof, or (d) allow any person or entity to inspect, reverse engineer or access the Unit. The Unit shall not be sold or transferred by Purchaser without the advance written consent of Interline. It is also understood and agreed that any sale or transfer by Purchaser of the Unit would require a transfer of the Purchaser's sublicense under the License Agreement and the agreement of the purchaser or transferee to the terms and conditions of this Agreement, the License Agreement, and the sublicense.


           SECTION 10  -  GOVERNMENTS AND COUNTRIES

     10.1 Purchaser's Responsibility. Purchaser shall obtain for the Parties all approvals, permits, licenses, etc. necessary for this Agreement and for the performance of obligations under this Agreement (including payments to Interline) required by the Government of Australia or any of its agencies or ministries or under any law, regulation, ordinance or requirement of Australia or any of its subdivisions.

     10.2 Export Act. Purchaser hereby warrants and certifies that no part of Disclosed Information or Interline Technology or the Unit shall be made available or exported by Purchaser to any country in contravention of any law or regulation of the United States, including the Export Administration Act of 1979 and regulations relating thereto. This Agreement and Interline's obligations hereunder are subject to such laws and regulations.

     10.3 Impairment by Government Regulation. In the event that the government of Australia or the United States, or any agency, ministry or subdivision thereof, adopts or interprets any measure, regulation or law, which is in conflict with the terms of this Agreement or which has the effect of impairing the object of this Agreement, either Party may propose negotiations for an appropriate modification of this Agreement. The Parties shall in good faith attempt to agree upon an appropriate modification giving effect as closely as possible to the original intent.

     10.4 Different Customs, Laws and Languages. Purchaser acknowledges that Australia is at a great distance from Interline, and has customs and laws which are foreign to and unknown by Interline. Accordingly, in an effort to help Interline in its performance of its obligations, Purchaser shall assist Interline in dealing with any problems arising from such distance and differences.
                SECTION 11 - GENERAL PROVISIONS

     11.1 Attorneys' Fees. In the event of any litigation or arbitration between the Parties, the prevailing Party shall be entitled to recover from the nonprevailing Party any and all costs, including reasonable attorneys' fees, incurred by the prevailing Party. Such relief shall be in addition to any other relief, award or damages to which the prevailing Party may be entitled.

     11.2 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein; provided that such invalid, illegal or unenforceable provision(s) shall first be curtailed, limited or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

     11.3 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of Australia. Licensee warrants to Interline that this Agreement does not include any provision which is contrary to, or invalid or unenforceable under, the laws of Australia. Any litigation or arbitration between the Parties involving Interline shall be conducted exclusively in Australia. The Parties hereby submit to such jurisdiction and venue. Such jurisdiction and venue shall be exclusive.

     11.4 Final Agreement. This Agreement constitutes the final and complete agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, letters of intent and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agree Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making said waiver or promise.

     11.5 Waiver. Any Waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making said waiver or promise.

     11.6 Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

     11.7 Language. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     11.8 Notices. All notices, requests, consents, demands and other communications under this Agreement must be in writing and shall be sent to the Parties at the addresses set forth below, or to such other person and place as any Party may designate for itself by notice to the other Parties:

          Interline:     Interline Hydrocarbon Inc.
                         350 West A Street,  Suite
                         204 Casper, Wyoming 82601
                         U.S.A.
                         Attention:  President

          With a copy to:"Interline Legal
                         Department" 160 West Canyon
                         Crest Alpine, Utah 84004
                         U.S.A.

          Purchaser:     Transpacific Industries Pty Ltd
                         10TH Floor Toowong Tower
                         9 Sherwood Rd.
                         Toowong, Queensland
                         Australia

     11.9 Force Majeure. Except for obligations to make payment, no Party shall be liable to the other Party for any failure of (or delay in performance of) its obligations hereunder due to any cause or circumstance which is beyond its reasonable control including, but without limiting thAssignments. Purchaser has neither the right nor the power to assign this Agreement or any rights hereunder without first obtaining the written consent of Interline. Interline shall not withhold consent if the assignment is to a person or entity who purchases or acquires the Unit and who first delivers to Interline a written acceptance of this Agreement and Purchaser's obligations thereunder. Purchaser may assign this Agreement to a Sublicensee (see License Agreement) approved by Interline.

     11.10     English Language.  All communications between the
Parties concerning anything within the scope of this Agreement
(including disclosures, training, consultation, and the Acceptance Test) shall be in the English language.

     11.11 Assignments. Purchaser has neither the right nor the power to assign this Agreement or any rights hereunder without first obtaining the written consent of Interline. Interline shall not withhold consent if the assignment is to a person or entity who purchases or acquires the Unit and who first delivers to Interline a written acceptance of this Agreement and Purchaser's obligations thereunder. Purchaser may assign this Agreement to a Sublicensee (see License Agreement) approved by Interline.

     11.12 Delegation of Duties. Interline may delegate duties and otherwise render its performance under this Agreement through independent contractors selected by Interline.

     11.13 Relationships. Purchaser is not a partner, joint venturer, agent or representative of Interline.

     11.14 Termination Option. If government approval of this Agreement is required (see Paragraph 10.1), but not obtained, either Party may terminate this Agreement. In the event of such termination, Section 9 shall survive.

     11.15 Insolvency, Bankruptcy. If Purchaser becomes insolvent, makes any assignment of its assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or if anything similar to the foregoing occurs under the laws and practices of Australia, then Interline may terminate this Agreement. If Interline becomes insolvent, makes any assignment of its assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or if anything similar to the foregoing occurs under the laws and practices of the United States, then:
(1) Purchaser's sublicense rights under the ormation needed to complete the Unit if the Unit has not already been completed, and (3) Interline expressly authorizes the Purchaser pursuant to Paragraph 9.2(c) to use the technical information provided to it under this Agreement to complete the construction and assembly of the Unit.

     11.16 Construction and Interpretation. This Agreement is written in the English language and shall be construed and interpreted in accordance with such language, regardless of any translations that may be prepared or executed. All references to weights, measurements, volumes, capacity and amounts, shall be definitions applied pursuant to the laws and standards of the United States of America. All references to "Dollars", "$", money or funds in this Agreement mean dollars of the United States of America. All payments to Interline by Purchaser under this Agreement shall be in lawful money of the United States of America.

     11.17 Non-Frustration, Other Instruments, Further Assurances. No Party to this Agreement shall commit any act or take any action which frustrates or hampers the rights of the other Party under this Agreement. Each Party shall act in good faith and engage in fair dealings when taking any action under or related to this Agreement. The Parties agree to execute any other documents, instruments, or writings as may be reasonably required in connection with the performance of this Agreement and the realization of the benefits and protections hereof.

     11.18 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The individuals signing below represent that they are duly authorized to do so by and on behalf of the Party for whom they are signing.


AGREED TO AND ACCEPTED BY:

THE COMMON SEAL of                 )
TRANSPACIFIC INDUSTRIES PTY. LTD.  )
LTD ACN 010 745 383                )
is affixed in accordance with      )
its articles of association        )
in the presence of:                )


________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________
Name of Authorized Person              Name of Authorized Person

________________________________       ______________________________
Office Held                            Office Held



INTERLINE HYDROCARBON, INC.

________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person


___________________________

EXHIBIT A

THE UNIT

1    SUMMARY

1.1  Process Description

The Interline Process relies on propane extraction followed by vacuum distillation to clean and re-refine Used Oil. The recovered Base Oil may require clay or an equivalent finishing step to produce the required colors mentioned in Exhibit B, entitled "Specifications".

The first step of the process dissolves the Used Oil with propane and rejects most of the Used Oil additives and any water present in the feedstock to the Unit. The water is sent to an industrial sewer (supplied by Purchaser) while the additive package is blended with the heaviest Oil from the vacuum distillation section to produce an asphalt extender. Other alternatives for disposal of water (supplied by Purchaser) include use of evaporative cooler, use of a fired heater and removal from site for disposal at another facility.

The propane is recovered from the Oil-propane mix and reused to dissolve additional Used Oil feedstock. The Oil is then further refined by boiling the lighter gasoline and diesel material out of the Base Oil. The Base Oil is then distilled to improve color and remove metals or other impurities that may be present. A clay treatment or equivalent finishing step will be used to meet the color specification as detailed in Schedule B.

1.2  Equipment

A more detailed description of the equipment involved is included below in the form of several P&ID's (Process and Instrument Diagrams) identified in Exhibit A-2.1. A general description of the equipment is provided below.

The equipment will be skid mounted to the extent feasible.  The
Oil charge section will consist of Oil and propane charge pumps, a feed preheat exchanger, and a propane surge vessel.

The Propane Extraction section consists of a mixing vessel together with a settling vessel. The Propane Recovery section has a solution feed tank, a solvent flash drum for propane removal, heat exchangers and propane condensers.

Following the extraction/recovery section is the gasoline removal section. This section consists of an atmospheric tower, heat exchangers and a compressor which removes any propane or gasolinetype material which may still be present in the Oil.

The vacuum distillation section consists of a single tower, pumps, heat exchangers, coolers and vacuum producing equipment necessary to boil the Base Oil thus removing metals and other contaminants remaining after the extraction process. An asphalt mixing vessel is provided to mix the Residuum recovered from the propane extraction together with the heaviest material from the vacuum distillation section.

2    DETAILED DESCRIPTION OF EQUIPMENT
2.1  Process and Instrument Drawings.      See Exhibit A-2.1
2.2  Plans and Drawings.                   See Exhibit A-2.2
2.3  Detailed Equipment List.              See Exhibit A-2.3

                         EXHIBIT A-2.1

                PROCESS AND INSTRUMENT DRAWINGS



[This Exhibit will be prepared and provided by Interline after this Unit Purchase Agreement is signed by both Parties. It will then be added to this Agreement as Exhibit A-2.1.]

                         EXHIBIT A-2.2

                      PLANS AND DRAWINGS



[This Exhibit will be prepared and provided by Interline after this Unit Purchase Agreement is signed by both Parties. It will then be added to this Agreement as Exhibit A-2.2.]

                         EXHIBIT A-2.3

                    DETAILED EQUIPMENT LIST



[This Exhibit will be prepared and provided by Interline after this Unit Purchase Agreement is signed by both Parties. It will then be added to this Agreement as Exhibit A-2.3.]

                           EXHIBIT B

                        SPECIFICATIONS

The Unit supplied by Interline has been supplied to process
Australian Used Oil feedstock that meets the following specifications (samples from Australia lab test July 11, 1996):

Used Oil Feed Specifications

                              Maximum Contaminants
     Water                         10%
     Fuel(1)                       8%
     Solid Residuum(2)             7%

                              First Phase Oil Specification(3)

     Specific Gravity at 60F           0.865 - 0.887

     Maximum material boiling over 1000F    5%

     Typical D-1160 distillation curve as follows:
               Distillation                  Result
               (AET,DEGREES F) IBP
               439
               5%                            520
               10%                           612
               20%                           728
               30%                           757
               40%                           782
               50%                           793
               60%                           826
               70%                           852
               80%                           884
               90%                           937
               95%                           999
               END POINT                     1000

               MIN. RECOVERY                 95%

     Notes:

     (1) Fuel is any hydrocarbon material not meeting lube base-oil specifications. This material must all boil at a lower temperature than the base oil. Contamination with heavy fuel oil (i.e., 380 CST. material) will cause the product base oil to have an undesirable viscosity index.

     (2) This is the solid material recovered from the propane extraction step.

     (3) This is the material which was soluble in the propane and separated from the solids described in 2 above.
The properties are to be measured after the propane solvent has been removed.

It is Purchaser's responsibility to provide Used Oil feedstock meeting these specifications and descriptions for the Acceptance Tests. Based on a Used Oil feedstock quality set out above, the Unit supplied by Interline will meet the following operational specifications:

1. The Unit will have a design capacity to process up to 91,000 litres of Used Oil per 24-hour day and will consistently process an average of 77,000 litres of Used Oil per 24-hour day, based on 330 days of operation per year. The 77,000 litres per 24-hour day rate shall be used for purposes of the seven day Acceptance Test.

2. Since the Finished Products produced are directly related to the quality of the Used Oil feed to the Unit, the Unit design will be based on the sample of Used Oil received from Purchaser.

3. Based on the Used Oil feedstock specifications stated above, it is anticipated the Finished Products produced will be approximately as follows:

    (a) Water: Less than 10% by volume will be water, as determined by a laboratory distillation.

    (b) Fuel: The fuel (Diesel and Gasoline) composition will be less than 10% by volume, as determined by a laboratory distillation.

    (c) Asphalt Extender: The asphalt extender should not constitute more than 15% by volume.

    (d) Base Oil: The Base Oil (including light and heavy neutrals) will not be less than 65% by volume.

    (e) Color:  The ASTM Color Rating (ASTM test number D-
15924-63T or D-1500-64) for one selected heavy neutral cut of Base Oil, after clay treatment, will be 3.5 or less.

                           EXHIBIT C

                           TIMETABLE

     1. Completion of Unit fabrication and preparation for shipping: within eight (8) months of signing of this Agreement provided that Purchaser does not fail to make payments when due.

     2. Delivery of the Unit to the Unit Site shall be the responsibility of the Purchaser.

     3. Completion of Unit installation: within two (2) months after arrival of the Unit at the Unit Site.

     4. Completion of the Acceptance Test: within six (6) months after installation of the Unit at the Unit Site, but the Acceptance Test shall not be delayed by Purchaser.


     Interline may accelerate the time table.

                           EXHIBIT D

                        ACCEPTANCE TEST

     Test Requirements:

     The Unit will meet the Specifications detailed in Exhibit
B provided that the conditions and Used Oil feedstock quality during the Acceptance Test are equal to the design conditions.


     Acceptance Test Run:

     1. Interline will select a time convenient for Purchaser and Interline and appropriate for the Acceptance Test run to be carried out.

     2. Interline will specify all Unit process conditions, feedstocks, catalysts, additives, flow rates and compositions, and other appropriate operating parameters and conditions for the Acceptance Test run. Test conditions will be set when the detailed process design and engineering for the Unit are submitted to Purchaser for its approval. The duration of the Acceptance Test run shall be one week, i.e., seven days at 24 hours per day (except for color as indicated in Paragraph 6 below).

     3. Purchaser shall provide all raw materials and manpower specified by Interline, and shall cause the Unit to operate, at Purchaser's expense, according to the conditions set by Interline.

     4. The volume of Used Oil processed shall be metered or measured for volume through means or instrumentation designated by Interline and approved by the Purchaser, such approval shall not be unreasonably withheld.

     5. If, during the Acceptance Test run, interruptions, operating mishaps, mistakes or other situations occur which are deemed by Interline to be detrimental to the performance of the Unit or to the Finished Products, Interline may cause the Acceptance Test run to be repeated, or Purchaser may, at its option, certify that the Acceptance Test run has been successfully completed.

     6. With respect to color only, the Acceptance Test run shall apply to only one cut and will require the taking of one base oil sample after every hour period has elapsed, i.e., 24 samples in 24 hours. The ASTM color rating data will then be averaged to determine if the Acceptance Test has been satisfied for color. The Acceptance Test period for color shall only be this 24 hour period and shall not be for an entire week.

                           EXHIBIT E

                      LIQUIDATED DAMAGES

     In the event that liquidated damages are payable under Paragraph 8.2 of the Unit Purchase Agreement, then the following shall apply. The liquidated damages shall be in the form of a credit against Royalties payable to Interline under the License Agreement. The amount of such credit, if any, shall be as follows:

     (a) If the Unit processes Used Oil at an average rate below the 77,000 litres per 24-hour period rate, then for every 1,000 litres it is below the 77,000 litre rate, the credit shall be $42,000, up to a maximum total credit under this subsection (a) of $250,000. The average rate over the entire seven day Acceptance Test period shall be used.

    (b) In addition to the amount, if any, provided in (a) above, if the average of Base Oil duly produced, sampled and tested from the Unit during the seven day Acceptance Test period fails to exhibit a color of 3.5 or less following clay treatment as determined by ASTM test number D-15924-63T or D-1500-64, then for each 1/2 point increment that the color is worse than 3.5, there shall be an additional credit of $125,000 per 1/2 point increment, up to a maximum total credit of $250,000 under this subsection (b).

     (c) If the Base Oil is less than 65% by volume as provided in Paragraph 3 (d) of Exhibit B, then for each full 1% under 65% the credit shall be $12,500, up to a maximum total credit of $125,000 under this subsection (c).

Acceptance Test run results must be used to calculate the liquidated damages under (a), (b) and (c) above. If more than one Acceptance Test is conducted, Interline shall select the Acceptance Test to be used for the calculation of liquidated damages payable hereunder. In no event (except for the "Exception" stated below) shall Interline be required to give any credit to Purchaser other than against Royalties otherwise payable under the License Agreement, and the total of all credits (i.e., total liquidated damages under the Agreement and this Exhibit B) shall not exceed $500,000.

Exception:     If the Unit never produces Finished Products
because of Interline's fault and the Unit's failure to meet the Specifications in the Acceptance Test, then Purchaser may require Interline to pay to Purchaser an amount equal to the credit. Interline acknowledges that this is reasonable, because under such circumstances there will be no royalty against which the credit can be taken. This payment is subject to the above $500,000 limit.
                                        EXHIBIT F

                         PAYMENT SCHEDULE  -  UNIT PURCHASE
PRICE
                                                                  TERMS
Item  Description  Signing of  Purchase   Vendor Rec'd  Delivery to  Assembly  Assembly  Assembly  Assembly   Accept-   Total
No.                Agreement   Order (1)  Material      Interline    25% (4)   50% (4)   75% (4)   100% (4)   ance (5)
1     Down Payment 200,000                                                                                              $200,000
2     Process                  74,125                   222,374                                                         $296,499
      Pumps
3     Compressor               13,914                   41,741                                                          $55,655
4     Heat                     52,191     104,383       52,191                                                          $208,765
      Exchanger
5     Fired Heater             39,873     53,164                                                   39,873               $132,910
6     Cooling                  5,469                    16,408                                                          $21,877
      Tower
7     Flare                    4,178                    13,477       708       708       708       708                  $20,487
8     Clay Press               26,677                   80,032                                                          $106,709
9     Piping &                 101,453                  382,622      58,698    58,698    58,698    58,698               $718,867
      Valves
10    Structure                10,047                   41,471       8,498     8,498     8,498     8,498                $85,510
11    Ladders and              2,499                    10,517       2,265     2,265     2,265     2,265                $22,076
      Platforms
12    Process                  8,169                    25,530       767       767       767       767                  $36,767
      Internals
13    Fab Support                                       24,516       24,516    24,516    24,516                         $98,064
      &
      Consumables
14    Insulation               9,704                    40,756       8,733     8,733     8,733     8,733                $85,392
15    Paint                                                                    12,589    12,589                         $25,178
16    Controls                 20,495                   73,327       8,881     8,881     8,881     8,881                $129,346
17    Instrument-              39,387                   123,025      3,647     3,647     3,647     3,647                $177,000
      ation
18    Electrical               14,003                   60,973       14,223    14,223    14,223    14,223               $131,868
19    Motor                    26,324                   82,002       2,274     2,274     2,274     2,274                $117,422
      Control
      Center (MCC)
20    Heat Trace               3,286                    10,748       669       669       669       669                  $16,710
21    Engineering                                       47,623       35,717    35,717                                   $119,057
      & Quality
      Control
22    Vessels                  31,864                   169,657      55,548    55,548    55,548    55,548               $423,713
23    Acceptance                                                                                              170,128   $170,128
      Test
      Complete

      TOTAL        200,000     483,658    157,547       1,518,990    225,144   237,733   202,017   204,784    170,128   $3,400,000


(1)  Means date that Interline submits purchase order to vendor.

(2)  Means date that Interline's vendor receives the designated item.

(3)  Means the date that the designated item is delivered to Interline.

(4) Assembly percentage applies to designated item and will be reported by Interline to Purchaser. Purchaser has right to inspect and verify as provided in Paragraph 6.1 of this Unit Purchase Agreement.

(5)  Acceptance means acceptance under Paragraph
4.4 (but not Paragraph 4.6) of this Unit
Purchase Agreement.

                        LICENSE AGREEMENT



                          by and among



                   INTERLINE HYDROCARBON INC.
                              and




                    SINPATIC ENTERPRISES LTD.

              Date of Agreement:  August 24, 1996

                       LICENSE AGREEMENT

     This License Agreement (the "Agreement") is dated August
24, 1996 and is by and between the following Parties:

          Interline:     INTERLINE HYDROCARBON INC.
                         a Wyoming corporation
                         350 West A Street,  Suite 204
                         Casper, Wyoming  82601
                         U.S.A.

          Licensee:      Sinpatic Enterprises Ltd.
                         11/F, Tower 2, The Gateway
                         25-27 Canton Road
                         Kowloon, Hong Kong


RECITALS

     WHEREAS, Licensee recognizes and acknowledges that Interline possesses substantial and valuable technology, expertise, knowhow, information, trade secrets, patent rights and intellectual property relating to the processing of Used Oil and the manufacture and operation of equipment for the processing of Used Oil;

   WHEREAS, Licensee desires to obtain an exclusive license from Interline for the use of Licensed Technology in the Territory; and

     WHEREAS, Interline is willing to grant the license to Licensee in the Territory, but only under the terms and conditions of this Agreement.

     NOW, THEREFORE, the Parties agree as follows:

SECTION 1  -  INTRODUCTION

     1.1  Units.
          (a) Initial Unit. The "Initial Unit" and the "Initial Battery Unit" shall mean the "Unit" (including its equipment and instrumentation) to be constructed and assembled by Interline for Licensee or its Sublicensee in accordance with the Unit Purchase Agreement. The Initial Unit is for processing Used Oil. Interline Technology is utilized in the construction and operation of the Initial Unit.
          (b) Other Units. "Other Units" shall mean plants, equipment and facilities for processing Used Oil in which Interline Technology is utilized in the construction and/or operation thereof. "Other Units" do not include the Initial Unit.
          (c) Units. "Units" shall mean any of the Initial Unit and Other Units. A "Unit" may be either the Initial Unit or one of the Other Units.

     1.2 Oil. "Oil" shall mean any oil refined from crude oil. Oil may contain additives to improve its lubrication, wear, oxidation, corrosion, and/or other characteristics.

     1.3 Used Oil. "Used Oil" shall mean any Oil that has been used for its intended purpose and as a result of such use has been contaminated by physical and/or chemical impurities.

     1.4 First Phase Process Equipment. "First Phase Process Equipment" shall mean the equipment and apparatus of a Unit used to process Used Oil to the point that First Phase Material is recovered from the Used Oil and is made ready for sale or use as a Finished Product or is made ready for distillation (or other separation means) for recovery of Base Oil, Diesel, Gasoline and Other Finished Products. First Phase Process Equipment includes MP-FP Vessels, oil/propane separator equipment, propane recovery equipment, residuum/water separator equipment and asphalt blending vessels, together with the associated pumps, piping, and control instrumentation. First Phase Process Equipment includes the equipment and apparatus which prepares First Phase Material for further processing to recover Base Oil, Diesel, Gasoline and Other Finished Products, but does not include distillation columns or other separation means for recovering Finished Products from the First Phase Material.

     1.5 MP-FP Vessels. "MP-FP Vessels" shall mean the vessels used in the operation of a Unit for solvent extraction.
Used Oil is introduced into the MP-FP Vessels, combined with a carrier, and subjected to solvent extraction processing utilizing Disclosed Information.

     1.6 Finished Products. "Finished Products" are described below:
          When Used Oil is processed by a Unit in accordance with Interline's instructions, "Residuum" and "First Phase Material" will result. This is accomplished in MP-FP Vessels. The Residuum is a "Finished Product" that may be sold or used. The First Phase Material may be sold or used as a Finished Product or may be further processed by distillation or other means to recover other Finished Products, such as Base Oil, Gasoline and Diesel.

          (a) "Residuum" shall mean the colloidal material separated from lighter Used Oil fractions through the processing of Used Oil by a Unit. The bottoms recovered from the further processing of First Phase Material may be combined with (and thus become part of) the Residuum.

          (b)  "First Phase Material" shall mean the
hydrocarbon material other than Residuum which results from the solvent extraction processing of Used Oil through the use of a Unit.

          (c) "Base Oil" shall mean the base oil recovered by a Unit from Used Oil. Base Oil is derived from the distillation of First Phase Material. Such distillation process can segregate the Base Oil from the Gasoline and Diesel fractions and the bottoms.

          (d) "Diesel" shall mean the fraction commonly referred to as diesel that is recovered by a Unit from Used
Oil.  Diesel can be derived from the distillation of First
Phase Material.

          (e) "Gasoline" shall mean the fraction commonly referred to as gasoline that is recovered by a Unit from Used
Oil.  Gasoline can be derived from the flashing of First Phase
Material.

          (f) "Finished Products" shall mean all commercially marketable products produced as a result of processing Used Oil by any process, equipment or apparatus of a Unit. Finished Products include, but are not necessarily limited to, First Phase Material, Diesel, Gasoline, Base Oil, and Residuum. Finished Products other than First Phase Material, Diesel, Gasoline, Base Oil, and Residuum, may be referred to as "other Finished Products."

     1.7 Disclosed Information. "Disclosed Information" shall mean any and all information, technology, data, expertise, know how, trade secrets, intellectual property, inventions, processes, ideas, product formulations, compositions, operating procedures, operating conditions (including temperatures, pressures, flow rates, etc.), specifications, Unit designs, equipment configurations, and the like, which are disclosed or transferred by Interline (and/or any of its independent contractors) to Licensee or a Sublicensee. All information learned by Licensee or a Sublicensee from any Unit manufactured by Interline or any of its affiliates shall be deemed part of the Disclosed Information. Information disclosed to Licensee or its Sublicensee under the Unit Purchase Agreement (and Information disclosed to a Sublicensee under any other agreement between a Sublicensee and Interline (or its affiliate) for the manufacture or sale of a Unit), including information disclosed through training and consultation, is Disclosed Information. Disclosed Information does not include any new information or technology created by Licensee or a Sublicensee as part of Licensee Improvements.

     1.8 Proprietary Information. "Proprietary Information" shall mean any and all Disclosed Information (whether or not reduced to writing and in any stage of development) except for Disclosed Information that is in the public domain at the time of disclosure by Interline to Licensee or a Sublicensee. Proprietary Information, which subsequent to disclosure by Interline to Licensee or a Sublicensee, becomes part of the public domain through no fault of Licensee shall thereafter cease to be Proprietary Information. Public domain status must be established through printed publications and/or other credible, tangible evidence. Furthermore, anything which becomes lawfully and legitimately available to Licensee or a Sublicensee from a third party (who did not directly or indirectly acquire the same from Interline or Interline's licensors or assignors) shall be released from the provisions of Section 8 (entitled "Confidentiality"), butsuch use and disclosure as are permitted by such third party. Specific items of Disclosed Information shall not be excluded from the scope of Proprietary Information merely because they can be assembled by selection and combination of subject matter within the scope of the above exceptions, or merely because they are encompassed within more general subject matter within the scope of the above exceptions.

     1.9 Proprietary Materials. "Proprietary Materials" shall mean any and all writings, records, documents and other tangible media in which Proprietary Information is embodied, stored or recorded or from which Proprietary Information can be transferred, retrieved, reproduced, read or utilized. Software and Documentation under Section 2 shall be presumed to be Proprietary Materials.

     1.10 Licensed Patents. "Licensed Patents" shall mean any and all patents and patent applications owned by Interline or licensed to Interline with a right to grant sublicenses, but only to the extent that such patents or patent applications are relevant to a Unit or its operation or the processing of Used Oil by a Unit to produce Finished Products. Any of the Licensed Patents which terminates or expires or which is held to be invalid or unenforceable by a court or tribunal of competent jurisdiction (after resolution of any appeals) shall at such time cease to be included within the scope of the Licensed Patents. There is no representation as to the number, if any, of Licensed Patents applicable to this Agreement or to the scope of such Patents or the countries of issuance. A list of the patents and patent applications presently owned by Interline and/or licensed to Interline with a right to grant sublicenses is attached hereto as Exhibit A. It is understood that Exhibit A may be expanded to include other patents and patent applications as relevant patents issue and/or as additional relevant applications are filed. For example, patents and/or patent applicaure may be added to Exhibit A if and as such patents issue and such patent applications are filed. It is expressly agreed that Licensed Patents do not include any patents obtained by the Licensee which claim Licensee's Improvements.

     1.11 Licensed Technology or Interline Technology. "Licensed Technology" or "Interline Technology" means the Disclosed Information, Proprietary Information, and Proprietary Materials provided by Interline to Licensee or a Sublicensee under this Agreement or the Unit Purchase Agreement or another agreement for the manufacture or purchase of a Unit.

     1.12 Interline's facilities. Any reference in this Agreement to Interline's facilities or offices shall also mean and include the facilities and offices of Interline's affiliated corporations, including Gagon Brothers Mechanical
Contractors, Inc.

     1.13 "Licensed Field" shall mean the processing of Used Oil to recover Finished Products. Expressly excluded from Licensed Field and this License Agreement are any hydrocarbon products which are extracted from tar sands or oil shales, or which are extracted from crude oil from which wax is extracted as a primary marketable product, or which are extracted from soil or other similar media artificially contaminated with hydrocarbons. Licensee shall not use the Disclosed Information for any purpose or use outside of the Licensed Field.

     1.14 Territory. The "Territory" shall mean the country of Australia. The Territory does not include any geographic area outside of Australia.

     1.15 Litres. Any reference in this Agreement to "litre" or "litres" shall mean the basic unit of capacity in the metric system, equal to 1 cubic decimeter or 61.025 cubic inches
(3.784 litres per U.S. Gallon).

     1.16 Software and Documentation.  "Software" and
"Documentation" mean the software and documentation identified in Exhibit B and any other software and documentation under Paragraph 2.1.

     1.17 Unit Purchase Agreement. The "Unit Purchase Agreement" shall mean the Unit Purchase Agreement dated August 24, 1996 by and between Interline Hydrocarbon Inc. and Transpacific Industries Pty Ltd ("Transpacific") for the Initial Unit. Transpacific may assign the Unit Purchase Agreement to a company who is a Sublicensee under this License Agreement. Other purchase agreements for the purchase of other Units from Interline may be entered into by Licensee, Transpacific or other Sublicensees.

     1.18 Sublicensees. "Sublicensees" shall mean any sublicensees under Paragraph 4.2.


           SECTION 2  -  SOFTWARE AND DOCUMENTATION

     2.1 Provided Directly to Licensee. Pursuant to this Agreement, Interline shall provide Licensee (or Transpacific or its assignee of the Unit Purchase Agreement) with copies of the Software and Documentation for use only in connection with the Initial Unit. The Software will be provided to Licensee in object code form only. Licensee (and Transpacific and its assignee of the Unit Purchase Agreement) are not entitled to any of the source code or proprietary programming documentation relating to the Software. Other Sublicensees may receive other software and documentation from Interline if they purchase Units from Interline. Such other software and documentation may be different from the Software and Documentation of Exhibit B, but shall be governed by this Agreement as "Software" and "Documentation."

     2.2 Ownership. Notwithstanding anything in this Agreement to the contrary, Licensee and Sublicensees do not obtain, nor will they receive, any ownership of the Software or Documentation received from Interline or copies thereof or the copyrights, trade secrets or other intellectual property therein. Interline is the owner thereof.


                    SECTION 3 - THE LICENSE

     3.1 Grant of License. Subject to the terms and conditions of this Agreement, Interline hereby grants to Licensee, and Licensee hereby accepts, an exclusive, nontransferable license to utilize Licensed Technology: (a) to operate Units in the Territory to process Used Oil in the Licensed Field and (b) to sell throughout the world the Finished Products resulting therefrom. This license is referred to in this Agreement as the "License." Except for the license to sell under (b) above, the License is strictly limited to the Units, the Territory and the Licensed Field, and is subject to Licensee's (and Sublicensees') compliance with this Agreement. Licensee shall not use Interline Technology outside of the scope of the License. Rights not expressly granted in this Agreement are reserved by Interline.

     3.2 License of Licensed Patent(s). The License includes a license under Licensed Patent(s) subject to all restrictions and limitations applicable to the License, including the Territory and the Licensed Field. Licensed Patent(s) to Interline Improvements are included in the License only if the Interline Improvements are disclosed and licensed to Licensee in accordance with Paragraph 5.2.

     3.3 Term. The License shall become effective on the date of this Agreement and shall continue in force for a term of ninety-nine (99) years, unless terminated earlier by the mutual consent of the Parties or as otherwise provided in this Agreement. It is understood that as each Licensed Patent or other form of intellectual property expires or terminates or is abandoned or cancelled, it shall cease to be part of the License.

     3.4 Termination. The License may be terminated at any time by Interline if Licensee or a Sublicensee breaches any material provision of this Agreement and fails to cure said breach within 60 days of receiving notice in writing from Interline of the breach. Termination of the License shall not limit or affect the other legal and equitable remedies available to Interline for any breach by Licensee or a Sublicensee of this Agreement.

     3.5 Effect of Termination. Following termination of the License, Interline shall have no further obligation or liability under this Agreement, and Licensee and Sublicensees:
(a) shall cease all use of Disclosed Information and Proprietary Information, (b) shall not thereafter produce any product, or process any Used Oil, utilizing any part of the Disclosed Information or Proprietary Information, (c) shall immediately deliver to Interline (or dispose of in accordance with Interline's instructions) all Software and Documentation (and copies thereof) in the possession or control of Licensee or a Sublicensee, and (d) shall offer to sell the Initial Unit back to Interline at the Repurchase Price in accordance with the applicable provisions of the Unit Purchase Agreement (and make similar offers with respect to Other Units). The requirements of (d) above apply only to the Sublicensee or Licensee who owns or controls the Unit. Licensee shall use its best endeavours to procure that any Sublicensee offers to sell its Unit(s) in accordance with the foregoing. Licensee and Sublicensees shall be free to sell at any time all Finished Products produced by Licensee or Sublicensees under the license before termination of thy granted to Licensee or Sublicensees under this Agreement are reserved by Interline.

     3.6 Reservation of Rights. Rights not expressly granted to Licensee or Sublicensees under this Agreement are reserved by Interline.

     3.7 Patent Markings. Any products sold, marketed or distributed by Licensee or a Sublicensee which are made from or embody any invention within, or which otherwise are within, the scope of any Licensed Patents, shall bear (or their containers shall bear) such marking or notice of patent or patent pending as may be appropriate under applicable law as Interline shall reasonably request.

     3.8 Right to Inspect. Interline and its representatives shall have the right, from time to time, to inspect any Unit and its operation and Finished Products produced by any Unit, at any reasonable time. Licensee and Sublicensees shall cooperate therewith and shall make full disclosure thereof to Interline. Interline shall have the right to take samples of Finished Products produced by any Unit.

     3.9 Trademarks. Nothing in this Agreement authorizes Licensee or any Sublicensee to use any trademark, service mark, name, logo or commercial symbol of Interline. Licensee and Sublicensees shall make no use of any trademark, service mark, name, logo or commercial symbol of Interline.

     3.10 Ownership. Licensee and Sublicensees acknowledge that Interline is the owner of the Proprietary Information and Licensed Patents licensed to Licensee under this Agreement. To the extent permitted by applicable law: (a) Licensee and Sublicensees shall not challenge or contest the validity or enforceability of any Proprietary Information or Licensed Patent(s), and (b) if Licensee or any Sublicensee does so, Interline may terminate the License or this Agreement.

     3.11 Meaning of Exclusivity. The License is exclusive as described in this Paragraph 3.11. "Exclusivity" or "exclusive" as used in this Agreement shall mean that Interline shall not use, nor license another licensee to use, any Licensed Tecitory will not be processed outside of Licensee's exclusive Territory by Interline or other licensees to recover Finished Products. There is no assurance that Finished Products recovered by Interline or its other licensees will not be purchased by customers who are located in Licensee's exclusive Territory. There is no assurance by Licensee that Finished Products recovered by Licensee or its Sublicensee from the processing of Used Oil at a Unit within the Territory will not be purchased by customers who are located outside of the Territory. It is also agreed that Licensee's exclusivity of any kind is limited to the Licensed Field.

     3.12 Retaining Exclusivity. Licensee will forfeit all rights of exclusivity and the License and this Agreement will be nonexclusive, if the following goals are not met by Licensee within the time period stated below:
     (a) Not later than two years after acceptance of the Initial Unit under Paragraphs 4.4 and 4.5 (but not Paragraph 4.6) of the Unit Purchase Agreement, Licensee or its Sublicensee shall order a second Unit from Interline for operation in the Territory. Within two months of acceptance of the second Unit (similar to acceptance under Paragraphs 4.4 and 4.5 of the Unit Purchase Agreement but with respect to the specifications for the second Unit), the Units (i.e., Initial Unit and second Unit) operated by Licensee and/or Sublicensees in the Territory must be processing at least 154,000 litres of Used Oil per day to produce Finished Products and must thereafter maintain or exceed this level on average over each six month period. Licensee and its Sublicensees must not unreasonably delay the purchase, delivery, installation or acceptance of the second Unit.
     (b) Not later than four years after acceptance of the Initial Unit under Paragraphs 4.4 and 4.5 (but not Paragraph 4.6) of the Unit Purchase Agreement, Licensee or its Sublicensee shall order a third Unit from Interline for operation in the Territory. Within two months of acceptance of the third Unit (similar to acceptance under Paragraphs 4.4 and 4.5 of the Unit Purchase Agreement but with respect to the specifications for the third Unit), the Units (i.e., Initial Unit, second Unit, and third Unit) operated by Licensee and/or Sublicensees in the Territory must be processing at least 231,000 litres of Used Oil per day to produce Finished Products and must thereafter maintain or exceed this level on average over each six month period. Licensee and its Sublicensees must not unreasonably delay the purchase, delivery, installation or acceptance of the third Unit.
     EXCEPTIONS: (1) If the second Unit is sufficiently large to enable Licensee and its Sublicensees to meet the 231,000 litres per day goal and if they actually meet such goal as stated above, then the mere absence of a third Unit shall not cause Licensee to forfeit its exclusivity. (2) If the 231,000 litres per day rate of (b) above is not viable under then-current market conditions in Australia, then the 231,000 litres per day rate shall be reduced to such rate as is economically viable and such reduced rate shall be used for the purposes of
(b) above, but in no event shall such rate be reduced below 154,000 litres per day. (3) The above time periods will be extended by the duration of any delay caused by the failure of Interline to meet its obligations under this Agreement or the Unit Purchase Agreement.
     For the purposes of this Paragraph 3.12 the terms "current market conditions in Australia" and "economically viable" will take into account the following:
     (a)  The locations of Used Oil in Australia.
     (b) The transport costs of transporting the Used Oil to the Unit.
     (c) The volume of the Used Oil located in any particular place.
     (d) The quality of the Used Oil available in the Australian market.
     (e) The economic viability limits of a Unit established in a particular place.
     (f) The expanse of Australia and the economics of processing Used Oil profitably.

   3.13 Best Efforts. Licensee will use its best efforts to find Sublicensees, establish Units in the Territory, and to maximize the potential return (e.g., Royalty) to Interline.


           SECTION 4 - SUBLICENSING AND ASSIGNMENTS

     4.1 Sublicenses and Assignment. The License is personal to Licensee. Except for the sublicenses under Paragraph 4.2 below, Licensee shall have neither the right nor the power to grant any sublicense under the License or this Agreement or to otherwise license or transfer any Disclosed Information, Proprietary Information, Proprietary Materials or Licensed Patents without the prior written consent of Interline. Such consent shall not be unreasonably withheld. Licensee has neither the right nor the power to encumber, pledge or hypothecate the License or to assign, convey or transfer the License without Interline's advance written consent.

     4.2 Sublicense. If Transpacific assigns the Unit Purchase Agreement to a Sublicensee, then Licensee shall grant to the Sublicensee a sublicense under the License and this Agreement. Licensee shall first obtain the Sublicensee's agreement to and execution of Exhibit C, a copy of which will be delivered to Interline. Licensee may grant other sublicenses to other sublicensees approved by Interline. Each such sublicensee must first agree to and execute a document in the form of Exhibit C, but with the correct name of the sublicensee. Copies thereof will be delivered to Interline. Each Unit shall require a sublicense.

     4.3 Sale of Unit. It is also understood and agreed that any sale or transfer by the Licensee or a Sublicensee of a Unit will require a transfer of the License or sublicense. Therefore, Licensee or the Sublicensee must first procure from any acquirer of a Unit and transferee of the License or sublicense a written agreement to accept and comply with the terms and conditions of this Agreement, and shall deliver a copy thereof to Interline. The acquirer or transferee must first be approved by Interline. Interline shall not unreasonably withhold such approval.


               SECTION 5  -  TECHNOLOGY EXCHANGE

     5.1 Technology Exchange. For so long as Licensee or a Sublicensee is obligated to pay the Royalty to Interline, Licensee and Sublicensees shall keep Interline informed of "Licensee Improvements", and Interline shall inform Licensee or Sublicensees of "Interline Improvements."

     5.2 Interline Improvements. An "Interline Improvement" shall be any improvement or invention created or acquired by Interline that Interline believes may be an advantageous addition or change to a Unit sold by Interline (or its affiliate) for Licensee or a Sublicense or to the process for processing Used Oil that is practiced by such Unit or otherwise useful to Licensee or a Sublicensee in connection with its use of such Unit. Interline has no obligation to disclose or license any Interline Improvement to Licensee or any Sublicensee if such disclosure or license would be in violation of any obligation of Interline to any third party or would obligate Interline to pay any fee or other consideration to a third party or to otherwise account to a third party, or if for any other reason Interline cannot make disclosure thereof to Licensee or a Sublicensee. If is or Interline becomes restricted from disclosing Interline Improvements to Licensee because of restrictions in an agreement with a third party, then Interline shall inform Licensee that Interline may not disclose such Improvements to Licensee. Interline shall advise the Purchaser of the name and contact details of any such third party to whom Interline Improvements have been disclosed but of which Interline has an obligation not to disclose.

     5.3 Licensee Improvements. A "Licensee Improvement" is any improvement, addition or change to a Unit or the process practiced by a Unit, other than an Interline Improvement. Licensee Improvements include any other ideas, inventions, information and technology which Licensee or a Sublicensee discloses to Interline.

     5.4 Licenses. Interline Improvements disclosed by Interline to Licensee or a Sublicensee shall be licensed to Licensee as Disclosed Information and Proprietary Information under and as part of the License and shall be governed by this Agreement and its restrictions. Licensee and Sublicensees hereby license Interline to use and implement for any purpose, and to sublicense to third parties, any and all Licensee Improvements disclosed by Licensee or a Sublicensee to Interline. This license includes a license under any and all patents and other intellectual property held or controlled at any time by Licensee or any Sublicensee applicable to the Licensee Improvements.


                      SECTION 6 - PAYMENTS

     6.1 Royalty to Interline. Licensee shall pay to Interline a Royalty of U.S. $0.0159 per litre based on all Finished
Products (excluding Residuum) produced by any Unit and sold. Licensee shall also pay to Interline a Royalty, based on all Residuum produced by any Unit and sold, equal to the lesser of: (i) U.S.
$0.0159 per litre or (ii) the actual sales price of the Residuum. Sublicensees must ensure that this Royalty is paid to Interline.

     6.2 Interest. Any payments under this Agreement (including, without limitation, payments under Paragraphs 6.1 and 6.2 hereof) not made by Licensee in full when due shall thereafter bear interest on the unpaid balance (including accrued but unpaid interest) at the rate of one and one-half percent (1.5%) per month or the highest rate allowed by applicable law, whichever is lower.

     6.3 United States Dollars. All references to "Dollars" or $ in this Agreement mean dollars of the United States of America. All payments to Interline under this Agreement shall be in lawful money of the United States of America.

     6.4 Taxes. Each Party shall be responsible for its own taxes. Notwithstanding the foregoing or anything in this Agreement to the contrary, Interline shall not be responsible for any Hong Kong taxes, duties or assessments relating to this Agreement, and Licensee shall make full and timely payment of all such Hong Kong taxes, duties and assessments in addition to, and without reduction of, the Royalties and other payments to Interline under this Agreement.

     6.5 Measurement. The amount of Finished Products produced by Units and sold, which is the basis upon which the Royalty set forth above shall be due and payable to Interline, shall be determined by sales, accounting and other records as detailed in Paragraph 6.9. If any Finished Products are not sold, but are used by Licensee or a Sublicensee or any company affiliated with any of them, then such Finished Products shall be deemed sold at fair market value for the purpose of the Royalty payable to Interline.

     6.6 Quarterly Production Reports. Within 30 days of the end of each quarter, Licensee and each Sublicensee shall deliver to Interline a Production Report accurately setting forth the number of litres of Used Oil (and other materials, if any) processed by each Unit each day during the quarter. The Production Report shall also state the kinds and quantities of Finished Products produced by each Unit during the quarter. This report shall be provided to Interline with the Royalty Settlement Statement of Paragraph 6.7.

     6.7 Royalty Payments. Royalties shall be pair of each year. Within 30 days of the end of each quarter, Licensee and each Sublicensee shall pay the Royalty for the quarter and shall deliver to Interline a Royalty Settlement Statement showing the number of litres of Finished Products sold during the quarter and the Royalty amount payable to Interline for that quarter. Each Royalty Settlement Statement and each Production Report shall be signed by an officer of Licensee and an officer of each Sublicensee who shall certify in writing in the Statement and the Report that they are complete and accurate. Royalty payments shall be made after deduction of applicable withholding taxes required by Australian taxing authorities based on Royalties paid to Interline under this Agreement.

     6.8 Efforts to Process Used Oil. Licensee shall use its best reasonable efforts to ensure that it or its Sublicensees use Units to process Used Oil in commercial quantities to produce and sell Finished Products.

     6.9 Records. Licensee and Sublicensees shall keep true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of the amounts to be paid hereunder, the information to be given in the reports and statements provided for herein, and any other normal and reasonable records necessary to verify and substantiate performance of Licensee's and Sublicensees' obligations hereunder. Interline, or its designated representative, shall have access to the books and records of Licensee and Sublicensees during normal business hours for the purpose of determining or confirming all billings and payments made hereunder, and verifying and substantiating the performance of Licensee's and Sublicensees' obligations hereunder. Licensee and Sublicensees shall retain all such records, files and books of account for a period of at least five years after their preparation or such other period, if longer, as required under law.

     6.10 Requirements. Licensee has requested that Interline be available upon such advance written notice as Interline may reasonably require, to manufacture Units for Licensee and Sublicensees in the Territory. In consideration of Interline's willingness to be available for such purpose, Licensee on behalf of itself and its Sublicensees agrees and warrants that Licensee and Sublicensees will purchase all of their requirements for Units from Interline (or affiliates designated by Interline).
Interline agrees that Interline (and/or such affiliates) will manufacture such Units for Licensee and its Sublicensees. The schedule for the manufacture, delivery and installation of such Units will be as mutually agreed. The purchase agreements to be used for this purpose will be similar in form and substance to the Unit Purchase Agreement for the Initial Unit. The pricing shall be at Interline's then-current reasonable pricing for the Units requested and may be further adjusted to reflect services and other requests of Licensee or Sublicensees. The
Parties acknowledge that the terms of this Agreement have been negotiated on a commercial basis and that Interline has not tied or conditioned the grant of the License or rights under this Agreement on Licensee's acceptance of this Paragraph 6.10 or any commitment to purchase Units.


       SECTION 7 - WARRANTIES, INDEMNIFICATION, DISCLAIMER
                  AND LIMITATION ON LIABILITY

     7.1 Warranty - No Conflict. Each Party represents and warrants that it has the right and power to enter into this Agreement and that this Agreement is not contrary to any other agreement or obligation of the Party.

     7.2 Warranty - Infringement. Interline warrants that as of the date of this Agreement Interline has no actual knowledge that any Disclosed Information to be used by Licensee or a Sublicensee in accordance with this Agreement infringes any patent, trade secret or copyright of a third party. There is no express or implied warranty of noninfringement except as expressly stated above in this Paragraph 7.2. It is the responsibility of Licensee and Sublicensees to conduct such patent searches and intellectual property investigations in Australia and elsewhere that they deem appropriate. The risk of patent and intellectual property infringement is borne by Licensee and Sublicensees.

     7.3 Disclaimer. INTERLINE MAKES NO REPRESENTATION, WARRANTY OR GUARANTEE, EXPRESS, IMPLIED OR BY OPERATION OF LAW, RELATING IN ANY WAY TO ANY UNIT, DISCLOSED INFORMATION, PROPRIETARY INFORMATION, LICENSED PATENTS, FINISHED PRODUCTS PRODUCED AT ANY UNIT, TRAINING, CONSULTATION OR ANY OTHER MATTER RELATING TO THIS AGREEMENT OR THE UNIT PURCHASE AGREEMENT, NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE UNIT PURCHASE AGREEMENT. ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT ARE DISCLAIMED AND EXCLUDED BY INTERLINE.

     7.4 Limitation on Liability. IN NO EVENT SHALL INTERLINE BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN REASONABLY FORESEEABLE GENERAL DAMAGES. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF INTERLINE UNDER THIS AGREEMENT OR RELATING TO ITS SUBJECT MATTER EXCEED THE ROYALTY ACTUALLY RECEIVED BY INTERLINE UNDER THIS AGREEMENT.

     7.5 Indemnification - By Licensee. Licensee shall indemnify Interline and its directors, officers, shareholders, employees and representatives against, and hold them harmless from, any and all claims, liabilities, demands, damages, expenses and losses arising out of any use, sale or other disposition of any Finished Products or other products produced at a Unit or arising out of Licensee's or a Sublicensee's operation of a Unit.

     7.6 Allocation of Risk. This Agreement defines and represents a mutually agreed upon allocation of risk between the Parties and the consideration given and received under this Agreement has been adjusted to reflect such allocation of risk.


                  SECTION 8 - CONFIDENTIALITY

     8.1 Acknowledgment. Licensee and Sublicensees acknowledge that Proprietary Information is of great value to Interline and that such value depends in significant part upon the preservation of the confidentiality of the same. Licensee and Sublicensees shall take all reasonable precautions to prevent any use or disclosure of Proprietary Information not expressly authorized in writing by Interline.

     8.2 Restrictions. Except as expressly authorized in writing by Interline, Licensee and Sublicensees shall not (a) disclose Proprietary Information to any person or entity, (b) transfer Proprietary Materials to any person or entity, (c) allow any person or entity to gain access to Proprietary Information or Proprietary Materials, (d) aid or encourage any unauthorized use or commercial exploitation of Proprietary Information or Proprietary Materials, (e) file any patent applications disclosing or claiming any Proprietary Information, or (f) fail to report to Interline any infringement or misappropriation of Proprietary Information or Proprietary Materials known to Licensee or a Sublicensee. Licensee and Sublicensees shall not disclose to any third party any of the terms, provisions or conditions of this Agreement or the Unit Purchase Agreement except as required by law or government regulation.

     8.3 Employees. Licensee and Sublicensees may disclose Proprietary Information to their employees and allow them access to Proprietary Materials on a need to know basis for purposes related to this Agreement and/or for operation of the Units within the Territory; provided, however, that Licensee or the Sublicensee first obtains from each such employee a written agreement to abide by and respect the restrictions and obligations of this Section 8. Said written agreement shall be in a form reasonably acceptable to Interline.

     8.4 Disclosure to Independent Contractors. Interline shall not unreasonablent contractors, to the extent that such disclosure is necessary for the installation, erection, assembly, start-up, operation and/or maintenance of a Unit. Licensee or the Sublicensee must first obtain the written agreement of the independent contractor to abide by and respect the restrictions and obligations of this Section 8. Said written agreement shall be in a form reasonably acceptable to Interline.

     8.5 Return of Proprietary Materials. Upon termination of the License for any reason, Licensee and Sublicensees shall immediately deliver to Interline (or otherwise dispose of in accordance with Interline's reasonable instructions) any and all Proprietary Materials in the possession or control of Licensee or any Sublicensee or any of their employees or independent contractors. Licensee and Sublicensees shall then certify in writing delivered to Interline that the foregoing has been fully accomplished.

     8.6 Licensee Improvements. Licensee and Sublicensees shall not disclose any Licensee Improvement containing Proprietary Information to any other person or entity if the disclosure of the License Improvement would result in the disclosure of any Proprietary Information.

     8.7 Injunctive Relief. Licensee and Sublicensees acknowledge that any breach of any of the covenants or provisions contained in this Section 8 will give rise to irreparable injury to Interline inadequately compensable in damages or other legal remedies alone. Accordingly, Interline may seek and obtain preliminary and permanent injunctive relief and other equitable remedies against the breach or threatened breach of said covenants or provisions. Such relief shall be in addition to any other legal or equitable remedies which may be available to Interline.


            SECTION 9  -  GOVERNMENTS AND COUNTRIES

     9.1 Licensee's Responsibility. Licensee shall obtain for the Parties all approvals, permits, licenses, etc. necessary for this Agreement and for the performance of obligations under this Agreement (including payments to Interline) required by the Governments of Australia or Hong Kong or any of their agencies or ministries or under any law, regulation, ordinance or requirement of Australia or Hong Kong or any of their subdivisions.

     9.2 Export Act. Licensee hereby warrants and certifies that no part of Disclosed Information or Licensed Technology shall be made available or exported by Licensee or any Sublicensee to any country in contravention of any law or regulation of the United States, including the Export Administration Act of 1979 and regulations relating thereto. This Agreement and Interline's obligations hereunder are subject to such laws and regulations.

     9.3 Impairment by Government Regulation. In the event that the government of Australia or Hong Kong or the United States, or any agency, ministry or subdivision thereof, has, adopts or interprets any measure, regulation or law which is in conflict with the terms of this Agreement or which has the effect of impairing the object of this Agreement, either Party may propose negotiations for an appropriate modification of this Agreement. The Parties shall in good faith attempt to agree upon an appropriate modification giving effect as closely as possible to the original intent.

     9.4 Different Customs, Laws and Languages. Licensee acknowledges that Australia and Hong Kong are at a great distance from Interline, and have customs and laws which are foreign to and unknown by Interline. Accordingly, in an effort to help Interline in its performance of its obligations, Licensee shall assist Interline in dealing with any problems arising from such distance and differences.
                SECTION 10 - GENERAL PROVISIONS

     10.1 Attorneys' Fees. In the event of any litigation or arbitration between the Parties, the prevailing Party shall be entitled to recover from the nonprevailing Party any and all costs, including reasonable attorneys' fees, incurred by the prevailing Party. Such relief shall be in addition to any other relief, award or damages to which the prevailing Party may be entitled.

     10.2 Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein; provided that such invalid, illegal or unenforceable provision(s) shall first be curtailed, limited or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied.

     10.3 Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of Australia. Licensee warrants to Interline that this Agreement does not include any provision which is contrary to, or invalid or unenforceable under, the laws of Australia. Any litigation or arbitration between the Parties involving Interline shall be conducted exclusively in Australia. The Parties hereby submit to such jurisdiction and venue. Such jurisdiction and venue shall be exclusive.

     10.4 Final Agreement. This Agreement constitutes the final and complete agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, letters of intent and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agre Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless evidenced by a writing signed by the Party making said waiver or promise.

     10.5 Waiver. Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless envidenced by a writing signed by the Party making said waiver or promise.

     10.6 Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

     10.7 Language. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     10.8 Notices. All notices, requests, consents, demands and other communications under this Agreement must be in writing and shall be sent to the Parties at the addresses set forth below, or to such other person and place as any Party may designate for itself by notice to the other Parties:

          Interline:     Interline Hydrocarbon Inc.
                         350 West A Street,  Suite 204
                         Casper, Wyoming 82601
                         U.S.A.
                         Attention:  President

          With a copy to:"Interline Legal Department"
                         160 West Canyon Crest
                         Alpine, Utah 84004
                         U.S.A.

          Licensee:      Sinpatic Enterprises Ltd.
                         11/F, Tower 2, The
                         Gateway 25-27 Canton
                         Road Kowloon, Hong Kong

     10.9 Force Majeure. Except for obligations to make payment, no Party shall be liable to the other Party for any failure of (or delay in performance of) its obligations hereunder due to any cause or circumstance which is beyond its reasonable control including, but without limiting the generality of the foregoing, any such failure or delay that is caused by strike, lockout, labor shortage, unavailability of personnel, equipment or parts, fire, explosion, shipwreck, act of God or the public enemy, war, riot, interference by the military or governmental authorities, or compliance with the laws of the United States or with the laws or orders of any applicable government authority.

     10.10 English Language. All communications between the Parties concerning anything within the scope of this Agreement (including disclosures and the exchange of Licensee Improvements and Interline Improvements and any litigation or arbitration) shall be in the English language. This Agreement is written in the English language and no translation of this Agreement into any other language shall supersede this English language version of the Agreement.

     10.11 Assignments. Licensee has neither the right nor the power to assign this Agreement or any rights hereunder without first obtaining the written consent of Interline. Interline shall not withhold consent if the assignment is to a person or entity who: (a) acquires the Units, (b) delivers to Interline a written acceptance of this Agreement and Licensee's obligations thereunder, and (c) demonstrates to Interline's reasonable satisfaction is financially stable and able to meet such obligations. Interline may assign this Agreement to a successor who acquires substantially all of Interline's ownership interests in the Interline Technology.

     10.12 Delegation of Duties. Interline may delegate duties and otherwise render its performance under this Agreement through independent contractors selected by Interline.

     10.13 Relationships. Licensee is not a partner, joint venturer, agent or representative of Interline.

     10.14 Termination Option. If government approval of this Agreement is required (see Paragraph 9.1), but not obtained, either Party may terminate this Agreement by written notice to the other Party. In the event of such termination, Section 8 shall survive and Paragraph 3.5 shall apply.

     10.15 Insolvency, Bankruptcy. If Licensee becomes insolvent, makes any assignment of its assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or if anything substantially similar to the foregoing occurs under the laws and practices of Australia, then all the rights granted to Licensee herein (including the License) shall forthwith cease and terminate without prior notice or legal action by the other Party. If Interline becomes insolvent, makes any assignment of its assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, or if anything similar to the foregoing occurs under the laws and practices of the United States, then Licensee's license and rights under the License Agreement may not be terminated as a result thereof.

     10.16 Construction and Interpretation. This Agreement is written in the English language and shall be construed and interpreted in accordance with such language, regardless of any translations that may be prepared or executed. All references to weights, measurements, volumes, capacity and amounts, shall be definitions applied pursuant to the laws and standards of the United States of America. All references to "Dollars", "$", money or funds in this Agreement mean dollars of the United States of America. All payments to Interline by Licensee under this Agreement shall be in lawful money of the United States of America.

     10.17 Non-Frustration, Other Instruments, Further Assurances. No Party to this Agreement shall commit any act or take any action which frustrates or hampers the rights of the other Party under this Agreement. Each Party shall act in good faith and engage in fair dealing when taking any action under or related to this Agreement. The Parties agree to execute any other documents, instruments, or writings as may be reasonably required in connection with the performance of this Agreement and the realization of the benefits and protections hereof.

     10.18 Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The individuals signing below represent that they are duly authorized to do so by and on behalf of the Party for whom they are signing.



AGREED TO AND ACCEPTED BY:


THE COMMON SEAL of            )
SINPATIC ENTERPRISES LTD.     )
is affixed in accordance with )
its articles of association   )
in the presence of:           )



________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________
Name of Authorized Person              Name of Authorized Person
________________________________       ______________________________
Office Held                            Office Held

INTERLINE HYDROCARBON, INC.

________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________
Name of Authorized Person              Name of Authorized Person

________________________________       ______________________________
Office Held                            Office Held

                             EXHIBIT A

                              PATENTS


U.S. Patent

               U.S. Patent No. 5,286,380
               "Apparatus for Contaminated Oil Reclamation"
                    Issued:  February 15, 1994
                    Inventor:  Craig R. Mellen


U. S. Patent Application

               Serial No. 08/197,473
               "Process for Contaminated Oil
                    Reclamation" Filed:    February 15,
                    1994 Inventor:  Craig R. Mellen

               Serial No. 08/532,707
               "Removal of Contaminants From Oil"
                    Filed:  October 13, 1995
                    Inventors: Craig R. Mellen, Albert L.
                               Jordan, Gearle D. Brooks, Kevin
                               K. Norton, Curtis E. Morgan and
                               Robert J. Snow

International Patent Application

               No. PCT/US95/01861
               "Removal of Contaminants From Oil"
                    Priority Date: February 15, 1994
                    Inventors: Craig R. Mellen, Albert L.
                               Jordan, Gearle D. Brooks, Kevin
                               K. Norton, Curtis E. Morgan and
                               Robert J. Snow

                            EXHIBIT B

                   SOFTWARE AND DOCUMENTATION

                            EXHIBIT C

                           SUBLICENSE


("Sublicensee") shall be, and is hereby made, a "Sublicensee" under the "License" and License Agreement dated August 24, 1996 to which this Exhibit C is attached. As a precondition to such sublicense, Sublicensee agrees to respect and abide by the License Agreement and to comply with all obligations of Sinpatic Enterprises Ltd. ("Licensee") under the License Agreement.

AGREED TO AND ACCEPTED BY:

THE COMMON SEAL of                 )
                                   )
                                   )
("Sublicensee")                    )
is affixed in accordance with      )
its articles of association        )
in the presence of:                )

________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________
Name of Authorized Person              Name of Authorized Person

________________________________       ______________________________
Office Held                            Office Held


THE COMMON SEAL of                 )
SINPATIC ENTERPRISES LTD.          )
is affixed in accordance with      )
its articles of association        )
in the presence of:                )

________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________
Name of Authorized Person              Name of Authorized Person

________________________________       ______________________________
Office Held                            Office Held

INTERLINE HYDROCARBON, INC.

________________________________       ______________________________
Signature of Authorized Person         Signature of Authorized Person

________________________________       ______________________________